AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 7__, 2006

REGISTRATION NO. 333-134731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
Amendment No. 2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAVERICK BANCSHARES, INC.
(Name of small business issuer in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	84-1689550 (I.R.S. Employer Identification Number)

4103 Highway 121 Carrollton, Texas 75010 (214) 432-3006 (Address and telephone number of principal executive offices and principal place of business)

Wayne M. Woodruff President and Chief Executive Officer 5353 Alpha Road, Suite 210 Dallas, Texas 75240 (972) 983-1908 (Name, address and telephone number of agent for service)

Copies to:
Daniel D. Dinur, Esquire Dinur & Associates, P.C. One Lakeside Commons 990 Hammond Drive, Suite 760 Atlanta, Georgia 30328 (770) 395-3170 ddd@dinurlaw.com	Michael G. Keeley, Esquire Jenkens & Gilchrist, P.C. 1445 Ross Ave., #3700 Dallas, Texas 75202 (214) 855-4500 MKeeley@jenkens.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Shares of common stock, $0.01 par value	2,000,000	$10.00	$20,000,000	$2,140.00
Shares of common stock, $0.01 par value, issuable upon the exercise of Shareholder Warrants	351,000(2)	$12.50(2)	$4,387,500	469.46
Warrants to purchase shares of common stock, $0.01 par value	351,000(2)	---	---	---
Shares of common stock, $0.01 par value, issuable upon the exercise of Organizer and Director Warrants	245,000(3)	$10.00(3)	$2,450,000	262.15
Warrants to purchase shares of common stock, $0.01 par value	245,000(3)
Shares of common stock, $0.01 par value, issuable upon the exercise of stock options granted to a consultant	6,000(4)	$10.00(4)	$60,000	6.42
Options to purchase 6,000 shares of common stock, $.01 par value. to be granted to a consultant	6,000(4)	---	---	---
TOTAL	3,198,000		$26,897,400	$2,878.03

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Warrants to purchase an aggregate of up to 351,000 shares of common stock at an exercise price of $12.50 per share (herein called "Shareholder Warrants") will be issued to the initial shareholders of the registrant (other than the organizers and directors) in connection with this offering. The organizers and directors have waived their right to receive any Shareholder Warrants with respect to the 245,000 shares of common stock they intend to purchase in the offering.

(3) It is estimated that warrants to purchase up to 114,700 shares of common stock at an exercise price of $10.00 per share (herein called "Organizer Warrants") will be issued to the organizers of the registrant in connection with this offering, and 130,300 warrants to purchase shares of common stock at an exercise price of $10.00 (herein called "Director Warrants") will also be issued to the directors of the registrant (all of whom will are also organizers) in connection with this offering, for a total of 245,000 warrants. These estimates were based on the assumption that the total organizational and pre-opening expenses of the Company with respect to which the organizers will be at risk will be $1,147,000, with the number of Organizer Warrants calculated to be one-tenth of such amount Should such expenses ultimately end up higher or lower, the number of Organizer Warrants and Director Warrants will be adjusted accordingly; the combined number of such warrants will not exceed 245,000.

(4) Options to purchase 6,000 shares of common stock at $10.00 per share will be granted at the earliest of when Maverick Bank opens for business or July 1, 2007, to BankResources, Inc. ("BRI"), the regulatory consultant engaged by the Company.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

MAVERICK BANCSHARES, INC.
A proposed bank holding company for

Maverick Bank
(In Organization)

2,000,000 Shares of Common Stock - $10.00 per share
and
351,000 Warrants to Purchase Shares of Common Stock - $12.50 per share

We are offering shares of common stock of Maverick Bancshares, Inc. for $10 per share. With each five shares of common stock, the purchaser will also receive, at no additional cost, a warrant to purchase one share of common stock for $12.50 per share. Maverick Bancshares, Inc. will be the holding company and sole owner of Maverick Bank, a Texas state bank, to be headquartered in Carrollton, Texas. We have received conditional regulatory approvals for the bank on July 24, 2006, and expect to open the bank in the fourth quarter of 2006. This is our first offering of stock to the public, and there will be no established public market for our shares following the offering. We do not expect a liquid market for our common stock to develop for several years, if at all. The minimum purchase requirement for investors is 250 shares and maximum purchase amount is 50,000 shares, although we may at our discretion accept subscriptions for more or less. The shares will be sold primarily by our officers and directors, and by our sales agent, SAMCO Capital Markets, Inc. SAMCO has agreed to serve as the qualifying broker-dealer in those states in which we elect to sell shares that require that all sales be made through a registered broker-dealer. SAMCO will act on a "best efforts" basis and will not have any obligation or commitment to sell any specific dollar amount or number of shares or to acquire any shares for its own account or with a view to their distribution.

The offering is scheduled to end on October 31, 2006, but we may extend it for two consecutive 90-day periods, i.e. until April 30, 2007, at the latest. This offering will be conducted on a best efforts basis. All of the money that we receive from investors will be placed with an independent escrow agent that will hold the money until we sell at least 1,300,000 shares. If we do not meet this condition before the end of the offering period, we will return all funds received to the subscribers promptly, with interest and without penalty. Once we accept your subscription, you may not revoke it without our consent.

Our organizers and executive officers intend to purchase at least 245,000 shares in this offering, for a total investment of $2,450,000, which would constitute 18.84% of the minimum offering amount and 12.25% of the maximum offering amount. They may purchase more, including up to 100% of the offering amount.

	Per Share	Minimum Total 1,300,000 Shares	Maximum Total 2,000,000 Shares
Public Offering Price	$10.00	$13,000,000	$20,000,000
Sales Agency Fee(1)	0.32	422,000	702,000
Proceeds to Maverick Bancshares(2)	$ 9.68	$12,578,000	$19,298,000

_____________________________

  The per share amount of the sales agency fee is based on the minimum offering. The total sales agency fee also assumes that we will pay SAMCO a 4% fee on all shares sold in the offering except for the 245,000 shares sold to our directors, officers, and organizers.

  Before deducting organizational and other pre-opening expenses, consisting of, among others, legal and accounting fees, and printing and distribution expenses estimated at $647,000.

This is a new business. As with all new businesses, an investment will involve risks. The shares of common stock and the warrants are not deposits or savings accounts and are not insured by the FDIC or any other government agency. You should not invest in this offering unless you can afford to lose some or all of your investment. THE RISKS OF THIS INVESTMENT ARE DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August ___, 2006

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MAVERICK BANCSHARES, INC.

MAVERICK BANK (Proposed)
Primary Service Area
(with Competing Bank Branch Locations indicated)

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SUMMARY

     This summary provides a brief overview of the key aspects of this offering. Accordingly, this summary does not contain all of the information contained in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.

General

     Maverick Bancshares, Inc. (the "Company" or "we") is a Texas corporation that was incorporated on July 11, 2005, to organize and serve as the holding company for Maverick Bank, a Texas state bank in organization. Initially, Maverick Bank will operate from a location in Carrollton, Denton County, Texas, in a primary service area ("PSA") composed of thirty-four full or partial census tracts extending into neighboring Lewisville, Texas. See map of the PSA on the prior page. Maverick Bank will operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located within the PSA and, through its proposed mobile branch, anywhere within Denton, Collin and Dallas Counties, Texas. Our executive offices will be located at 4103 Highway 121, Carrollton, Texas 75010. Our telephone number is (214) 431-3006.

     On February 14, 2006, we filed an application with the Texas Department of Banking, which we refer to herein as the Texas Department, to organize Maverick Bank as a state bank. We received conditional approval of Maverick Bank's charter application on July 24, 2006. In order to receive final approval of our application to organize Maverick Bank, we will be required to raise a minimum of $12,000,000 in capital and implement appropriate banking policies and procedures. On July 24, 2006, we also received conditional approval of our application for deposit insurance from the Federal Deposit Insurance Corporation, or FDIC, and will file an application with the Board of Governors of the Federal Reserve System and the Texas Department to become a bank holding company and to acquire all of the capital stock of Maverick Bank in the very near future. We anticipate beginning operations in November 2006.

Why We Are Organizing a New Bank in the PSA

     We believe our PSA presents a growing and diversified economic environment that will support the formation of Maverick Bank. Over the last five years, the Carrollton market has experienced rapid growth. According to reports published by Claritas, Inc., the population of Carrollton in 2005 was estimated at 198,622 and was expected to reach 225,227 in 2010, at an average annual growth rate of 2.36%. This rate of growth which would exceed both the projected growth rate for the Dallas CBSA (2.04%) and for the State of Texas as a whole (1.58%). In addition, Carrollton has a growing and diverse economy, featuring professional, business, health and educational services, and retail trade. Carrollton is located approximately 20 miles north of downtown Dallas. As of the June 30, 2005, FDIC report, the PSA had a deposit base of approximately $956,614,000, with deposits increasing 1.64% between June 2004 and June 2005.

     In addition to Carrollton's anticipated growth and diverse economy, we believe that consolidation within the financial services industry may further enhance our opportunity to establish a banking presence therein. Over the last decade, a number of large national and regional banks have entered or expanded into Carrollton through the acquisition of smaller community banks. As a result, as of June 30, 2005, the large national and regional banks now operating in Carrollton held approximately 83.3% of the deposits. These large national and regional banks include Bank of America, JP Morgan Chase, Washington Mutual, Wells Fargo, Wachovia, Comerica, Compass Bank and Hibernia National Bank.

     Acquisitions of community banks by large national and regional banks often result in the dissolution of local boards of directors and in significant turnover in management and customer service personnel who possess extensive banking experience and strong ties to the local community. Accordingly, we intend to hire experienced and talented individuals who will complement the community banking experience of our executive officers. Bank mergers and acquisitions also necessitate the consolidation of data processing systems which often create disruptions in customer service. As a locally-owned community bank based in Carrollton, we will offer convenient service, local decision-making and competitive loans. Additionally, by focusing our operations on the communities we serve, we believe that we will be able to respond to changes in our market more quickly than large institutions.

Our Organizers and Management

     Maverick Bank was organized by 13 local business and community leaders. These organizers, along with two of the three executive officers, will serve as the directors of the Company and 8 of them, along with the two executive officers will, upon approval of the Texas Department, serve as the initial directors of Maverick Bank. Our organizers and directors intend to utilize their diverse backgrounds and their local business relationships to attract customers from all segments of the community. Our organizers and directors are:

Name	Position
Larry A. Barnett	Organizer and Director of the Company and Maverick Bank
Shahan Choudhury	Organizer and Director of the Company and Maverick Bank
Travis F. Crim	Organizer and Director of the Company and Maverick Bank
David O. Daniel	Organizer and Director of the Company
Scott S. Eggen	Organizer and Director of the Company and Maverick Bank
Terry C. Hall	Organizer and Director of the Company and Maverick Bank
Chowdhury (Tipoo) Hossain	Organizer and Director of the Company and Maverick Bank
Martha Z. Newland	Organizer and Director of the Company and Maverick Bank
James A. Priebe	Organizer and Director of the Company
Raymond W. Sanders	Organizer and Director of the Company and Maverick Bank
Jonathan C. Seib	Organizer and Director of the Company
Todd A. Seib	Organizer and Director of the Company
Patrick J. Wharry	Organizer and Director of the Company and Maverick Bank.

     Our group of executive officers, each of whom will serve as an organizer, consists of three individuals with significant experience in the banking industry in Texas. Wayne M. Woodruff has been engaged as the President and Chief Executive Officer of both the Company and Maverick Bank and will serve as a director of both entities. Kenneth E. Roberts will serve as Senior Vice President and a director of the Company and Maverick Bank and as Chief Lending Officer of Maverick Bank, and Russell L. (Rusty) Tackett will serve as Senior Vice President and Chief Financial Officer of both entities and as a director of the Company. Mr. Woodruff, Mr. Roberts and Mr. Tackett have 28 years, 19 years and 32 years of banking experience, respectively.

Products and Services

     We plan to offer quality products and personalized services while providing our customers with the financial sophistication and array of products typically offered by a larger bank. Our lending services will include real estate-related loans, commercial loans to small-to medium-sized businesses and professional concerns and consumer loans to individuals. Our current working capital and our ability to generate, maintain and increase our deposits will be our primary source of funding for such loans. We will offer a broad range of competitively priced deposit services including demand deposits, regular savings accounts, money market deposits, certificates of deposit and individual retirement accounts. To complement our lending and deposit services, we intend to also provide overdraft protection, direct deposit, wire transfers, night depository, credit cards, safe-deposit boxes, travelers checks, debit cards and automatic drafts. We intend to offer our services through a variety of channels, including one "brick and mortar" facility, a mobile branch, automated teller machines and, in the future, additional branch offices and internet banking with corporate cash management services.

Philosophy and Strategy

     Initially, our business strategy will be carried out through the operations and growth of Maverick Bank. At the bank level, our management philosophy will be to deliver exceptional customer service through experienced personnel who understand and care about the banking needs of our customers. We believe that this philosophy will distinguish Maverick Bank from its competitors and will enable us to be successful.

Maverick Bancshares, Inc.
Amendment No. 2

     To carry out our philosophy, our business strategy will involve:

  hiring and retaining additional experienced and qualified banking personnel, preferably with established client relationships;

  cross-training our staff to answer questions about our products and services so that each employee can answer banking-related customer questions, as well as suggest product services that may be of interest to our customers;

  capitalizing on our organizers' diverse community involvement and business experience;

  implementing a comprehensive and on-going basis an active call program involving all of our directors and officers;

  providing individualized attention with local decision-making authority;

  implementing an aggressive marketing program;

  positioning our main office facility to provide convenience, access to our targeted markets and demonstrate our local commitment;

  utilizing sophisticated financial services technology and strategic outsourcing to provide an array of banking products and services; and

  establishing a community identity by positioning ourselves as a locally-owned bank that is responsive to the banking needs of Carrollton and the rest of the PSA.

Benefits of the Offering to Organizers and Management

     As discussed in more detail below under the heading "Ownership by our Management," each of our organizing directors will receive Organizer Warrants and Director Warrants which, in the aggregate, correspond to the right to purchase one share of our common stock at $10.00 per share for every share he or she purchases in the offering. Also, pursuant to their respective employment agreements, each of Messrs. Woodruff, Roberts and Tackett will be issued, upon Maverick Bank opening for business, options to purchase, at $10.00 per share, shares of our common stock equal to 5% of the total number of shares sold in the offering. Additionally, we have adopted a stock option plan under which we may issue options to purchase shares of our common stock in an amount of up to 2% of the total number of shares sold in the offering. The option plan will permit us to issue options from time to time to our employees and officers. If these warrants and options are exercised, our executive officers and directors will control a greater percentage of our common stock and dilute the ownership interests of other shareholders. In addition, we anticipate that we will be required to adopt Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS No. 123(R)"). SFAS No. 123(R) requires all share-based payments to employees, including stock options, to be recognized in the financial statements based on their fair values. SFAS No. 123(R) will be effective for our financial statements beginning after December 15, 2005 and will require us to recognize compensation expense related to any options granted to management, including the proposed option grants to Messrs. Woodruff, Roberts and Tackett.

     The employment agreements with Messrs. Woodruff, Roberts and Tackett entitle the executives to participate in our other benefit programs. In addition, if they are terminated without cause or if, following a change in control, the agreement is terminated, then they are entitled to severance compensation equal to their compensation for the previous year. Please refer to "Executive Compensation-Consulting and Employment Agreements" for a more complete discussion of the agreements.

Maverick Bancshares, Inc.
Amendment No. 2

The Offering

Securities Offered:	Minimum - 1,300,000 shares together with 211,000 Shareholder Warrants. Maximum - 2,000,000 shares together with 351,000 Shareholder Warrants.
Common Stock to be Outstanding After the Offering:	Minimum - 1,300,000 shares Maximum - 2,000,000 shares

These totals do not include the shares issuable upon the exercise of the Shareholder Warrants, up to 245,000 shares of our common stock issuable upon the exercise of Organizer and Director Warrants, up to 300,000 shares of common stock that we may issue to our three executive officers pursuant to their stock options and 6,000 shares issuable upon the exercise of options to be issued to a consultant. See "Stock Options Granted to a Consultant" on page 6.

Offering Price Per Share and Shareholder Warrant:	$10.00
Exercise Price of one Shareholder Warrant:	$12.50
Exercise Period of Shareholder Warrants:	Three years from the date Maverick Bank opens for business.
Plan of Distribution:

Shares of our common stock will be sold on a best efforts basis by our officers and directors who will receive no commissions for any sales they make. We will also use SAMCO as our sales agent for this Offering. See "Plan of Distribution" on page 17.

Use of Proceeds:	We will use the net proceeds of the offering as follows:

  to repay $170,000 in advances made by the organizers, $145,000 in advances made by an affiliate of two of the organizers (See "Related Party Transactions" on page 41) and, also using the estimated $500,000 amount reimbursed to the Company by Maverick Bank (see below), to repay the estimated approximately $832,000 of our organizing line of credit;

  $12 million plus up to 50% of the proceeds of the offering in excess of $14 million to capitalize Maverick Bank; and

  all remaining amounts to provide working capital for the Company.

See "Use of Proceeds" on page 18.
Maverick Bank will use the proceeds it receives from the Company as follows:

Maverick Bancshares, Inc.
Amendment No. 2

  to reimburse the Company for the estimated approximately $328,600 it will have paid toward salaries and benefits of Maverick Bank employees on behalf of Maverick Bank during our first 12 months of operations;

  to reimburse the Company for the estimated approximately $171,400 it will have paid toward other organizational expenses of Maverick Bank on behalf of Maverick Bank;

  to pay the estimated approximately $52,000 the cost of a temporary modular facility;

  to purchase the land and build the main office for approximately $3,700,000;

  to pay the estimated approximately $605,800 for furniture, fixtures and equipment for the main office and for the mobile branch; and

  the remaining approximately at least $7,142,200 to provide working capital to operate the bank, including making loans and other investments.

For more details regarding these estimated amounts for each of these projected uses See "Use of Proceeds" on page 18.
Offering conditions:	We must satisfy the following conditions to complete our offering:

  at least $13,000,000 must be deposited with our escrow agent, Nexity Bank;

  the Federal Reserve and Texas Department must approve the Company's application to become a bank holding company; and

  the Company must not have canceled this offering before funds are withdrawn from the escrow account.

See "Terms of the Offering - Conditions of the Offering" on page 14.
Escrow Arrangements

Until we have satisfied all offering conditions, we will place all subscription funds in an escrow account with Nexity Bank. If we do not meet all of the offering conditions by October 31, 2006, and we do not elect to extend the offering, we will return to all subscribers their funds placed in the escrow account, with interest and without penalty. Prior to the release of the funds, the escrow agent will invest the funds in interest-bearing bank accounts.

Once we have satisfied all of the offering conditions, the escrow agent will release all subscription funds to us. Any funds received after that time will not be placed in an escrow account, but will be immediately available funds of the Company. At that point, all subscribers may lose all or a portion of their investment. For example, if Maverick Bank does not receive final regulatory approval to open, we will seek shareholder approval to dissolve and liquidate. Upon liquidation, we will promptly return to shareholders all funds, less expenses of liquidation and all offering, pre-opening and organizing expenses incurred by us. See "Terms of the Offering - Escrow of Subscription Funds" on page 15.

Maverick Bancshares, Inc.
Amendment No. 2

Ownership by Our Management

     Our organizers anticipate purchasing approximately 245,000 shares of our common stock, representing approximately 18.84% of the 1,300,000 shares of common stock to be outstanding upon completion of the minimum offering, or 12.25% of the 2,000,000 shares to be outstanding if the maximum offering is completed. In addition, in recognition of the financial risk undertaken in guaranteeing our line of credit and in recognition of their continued service as directors of the Company and Maverick Bank, our organizers and directors are being offered by this prospectus Organizer Warrants and Director Warrants to purchase shares of our common stock, at an exercise price of $10.00 per share, where the aggregate number of the Organizer and Director Warrants for each organizer is equal to the number of shares of our common stock he or she purchases in the offering. The one-to-one ratio between the anticipated number of shares to be purchased by our organizers and directors and the number of these warrants to be issued to the organizers and directors was determined after considering a number of factors. The principal factors we considered were the financial risk undertaken in guaranteeing our line of credit, prevailing market conditions, comparable de novo bank holding company capitalizations and regulatory restrictions. In addition, our organizers waived the right to receive up to 49,000 Shareholder Warrants to which they would have been entitled as initial shareholders. We believe our organizers' and directors' financial interest in the Company will encourage their active participation in growing our business.

     The three executive officers will have been granted, when Maverick Bank opens for business, stock options to purchase shares of our common stock at the exercise price of $10.00 per share, equal in the aggregate to 15% of the total number of shares sold in the offering, Thus, by nature of their common stock holdings, warrants and stock options, our organizers, directors and executive officers will be able to exercise significant control over the management and affairs of the Company and Maverick Bank, and will be able to significantly influence all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions, These persons, individually or as a group, may have interests that are different from yours as an investor.

     Because our organizers, directors and executive officers will be able to purchase shares subject to the warrants and stock options at $10.00 per share, if the market price of our common stock rises, they will be able to purchase a significant amount of our common stock in the future for less than the prevailing market value. See "Terms of the Offering - Purchases by Organizers and Directors" on page 16 and "Description of Capital Stock of the Company - Organizer and Director Warrants" on page 42.

Stock Options To Be Granted to a Consultant

     As part of the compensation payable by us for consulting services in connection with regulatory matters, we will grant to BRI ten-year 6,000 options to purchase shares of our common stock for $10.00 per share. The options will be granted, and will vest immediately upon grant, at the earlier of when Maverick Bank opens for business or July 1, 2007.

Dividends

     We anticipate that we will incur losses during our first few years of operations. As a result, under regulatory restrictions we will be unable to pay cash dividends until such time as we become cumulatively profitable. Our future dividend policy will depend on our earnings, capital requirements and financial condition, as well as other factors our board of directors considers relevant. See "Dividends" on page 21 and "Supervision and Regulation - Dividends" on page 45.

Maverick Bancshares, Inc.
Amendment No. 2

Location of Our Offices

     The executive officers currently conduct organizational activities from a temporary office at 5353 Alpha Road, Suite 210, Dallas, Texas 75240. The address and phone number of our future main office is:

4103 Highway 121
Carrollton, Texas 75010
(972) 983-1908

     The Company currently holds an option to purchase the land at this location, where we plan to build our main office and Maverick Bank's main banking facility. Under the terms of the option, the Company has until October 2006, to purchase the land. See "Related Party Transactions" on page 41. While the permanent facility is being constructed, we expect to operate from a temporary modular facility located on the property.

Maverick Bancshares, Inc.
Amendment No. 2

RISK FACTORS

     The following paragraphs describe what we believe are the material risks of an investment in our common stock. We may face other risks as well, which we have not anticipated. An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest. You should also carefully read the cautionary statement following this Risk Factors section regarding our use of forward-looking statements.

We have no operating history upon which to base an estimate of our future financial performance.

     Maverick Bank, which initially will be the sole subsidiary of the Company, is in organization and neither the Company, nor Maverick Bank, has any operating history on which to base any estimate of their future financial performance. Because we lack an operating history, you do not have either the type or amount of information that would be available to a purchaser of securities of a financial institution with an operating history. Accordingly, the financial statements presented in this prospectus may not be as meaningful as those of a company which does have a history of operations. In addition, the success of our operations must be considered in light of the expenses, complications, and delays frequently encountered in connection with the opening and development of a new bank.

We must raise at least $13 million before we can accept any subscription funds.

     The offering will not be considered completed and funds will not be released from escrow unless the escrow agent receives, before the offering terminates (with all extensions) on April 3, 2007, $13,000,000 in subscription proceeds. If we are unable to raise at least $13 million, the escrow agent will return to you your subscription funds with your proportionate share of the interest earned by the escrow agent with respect to all of the subscription funds, less escrow agent fees and expenses. See "Terms of the Offering - Escrow of Subscription Funds" on page 15. However, the interest you will receive upon return of your subscription funds may be less than the return you might have realized if you never subscribed to the offering and invested your subscription funds elsewhere. To this extent, if the offering is unsuccessful, you lose the use of the money you will have invested in the offering.

If we ultimately fail to obtain final regulatory approvals, you could lose all or a portion of your investment.

     If you subscribe to this offering and funds are released from the escrow account and we incur start-up expenses, but are unable to satisfy the requirements for final regulatory approvals from the Texas Department, FDIC and the Federal Reserve, we will seek to dissolve and liquidate. Although we believe we will satisfy the requirements for such final approvals after funds are withdrawn from the escrow account, we may be incorrect in our assumptions. If we are incorrect and we dissolve and liquidate, you could lose all or a portion of your investment. See "Terms of the Offering - Failure to Obtain Final Approvals" on page 15.

If we do not receive final regulatory approvals in a timely manner, it could delay the date on which Maverick Bank opens for business, resulting in increased pre-opening expenses and initial losses.

     Although we expect to satisfy the conditions for final regulatory approvals and to open for business in November 2006, we can give you no assurance as to when, if at all, these events will occur. Any delay in beginning our banking operations will increase our pre-opening expenses and postpone our realization of potential revenues. Additionally, a delay will cause our accumulated deficit to increase as a result of continuing operating expenses, such as salaries and other administrative expenses, and our lack of revenue.

We will incur substantial start-up losses and do not expect to be profitable in the near future.

     Typically, new banks incur substantial start-up losses, are not profitable in the first year of operation and, in some cases, are not profitable for several years. We will incur substantial expenses in establishing Maverick Bank as a going concern, and we can give you no assurance that we will be profitable or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry. From July 11, 2005, the date we began our organizational activities, through April 30, 2006, our net loss amounted to $355,547. The Company's estimated net loss for the

Maverick Bancshares, Inc.
Amendment No. 2

period from July 11, 2005 through November 1, 2006, the anticipated opening date for Maverick Bank, to be $725,000. Because we will initially act as the sole shareholder of Maverick Bank, our profitability will depend upon the bank's successful operation. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations" on page 21.

Failure to implement key elements of our business strategy may adversely affect our financial performance.

     If we cannot implement key elements of our business strategy, our financial performance may be adversely affected. Our organizers have developed a business plan that details the strategies that we intend to implement in our efforts to achieve profitable operations. The strategies include hiring and retaining additional experienced and qualified employees and attracting individual and business customers from the PSA. Even if the key elements of our business strategy are successfully implemented, they may not have the favorable impact on operations that we anticipate. See "Our Proposed Business - Philosophy and Strategy" on page 28.

Departures of our key personnel or directors may impair our operations.

     Wayne Woodruff, Kenny Roberts and Rusty Tackett are important to our success, and if we were to lose their services, our financial condition and results of operations could be adversely affected. Messrs. Woodruff and Roberts will be the key management officials in charge of our daily business operations while Mr. Tackett will serve as our chief financial officer. Although we have entered into employment agreements with these individuals, any one of them may still terminate his employment and deprive us of his services.  In addition, our directors' community involvement and extensive local business relationships are important to our success. Our growth could be adversely affected if the composition of our board of directors changes significantly. See "Management" on page 34.

Our organizers and directors will have the ability to influence shareholder actions, and they may have interests that are different from yours as an investor.

     Our organizers and directors will be able to exercise significant control over the management and affairs of the Company and Maverick Bank, and will be able to significantly influence all matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. These persons, individually or as a group, may have interests that are different from yours as an investor. Our organizers and directors intend to purchase 245,000 shares of our common stock, which will equal approximately 18.84% of the 1,300,000 shares to be outstanding upon completion of the minimum offering or approximately 12.25% of the 2,000,000 shares to be outstanding if the maximum number of shares are sold. In addition, our organizers, directors and executive officers may own up to 440,000 shares, or approximately an additional 25.28% of our outstanding common stock, assuming the completion of the minimum offering and the exercise of all warrants and stock options expected to be issued to them. See "Employment Agreements with each of the Executive Officers" on page 38.

Through the exercise of warrants and stock options, our organizers, directors and executive officers may be able to acquire shares of our common stock for less than the market value of our common stock, which would cause dilution of your ownership interest in the Company.

     Upon completion of the minimum offering, we expect to grant to our organizers Organizer and Director Warrants to purchase an additional 245,000 shares of our common stock in recognition of the financial risks undertaken by them in forming the Company and Maverick Bank. Each warrant will entitle the organizer or director to purchase one additional share of common stock, at a purchase price of $10.00 per share. See "Terms of the Offering - Purchases by Organizers and Directors" on page 16 and "Description of Capital Stock of the Company - Organizer and Director Warrants" on page 42. In addition, we intend to grant Messrs. Woodruff, Roberts and Tackett options to purchase in the aggregate up to 300,000 shares, at a purchase price of $10.00 per share.

     These warrants and stock options will provide our organizers, directors and executive officers with the opportunity to profit from any future increase in the market value of our common stock or any increase in our net worth without paying for the shares initially. Because our organizers and directors will be able to purchase shares subject to these warrants and stock options at $10.00 per share, if the market price of our common stock rises, our

Maverick Bancshares, Inc.
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organizers, directors and officers will be able to purchase a significant amount of our common stock in the future for less than the prevailing market value. Any exercise of these warrants or stock options would result in dilution of your ownership interest in the Company. If all of these warrants and stock options were exercised, our organizers, directors and executive officers would own 685,000 shares of our common stock, which would represent approximately 34.50% of the shares outstanding after the offering if the minimum number of shares are sold in the offering and no other shares of our common stock are issued to anyone else, whether through the exercise of Shareholder Warrants or otherwise.

We will face strong competition for customers, especially from larger and more established financial institutions, which may hinder us from obtaining customers and may cause us to pay higher interest rates on our deposits or charge lower interest rates on our loans than our competitors' rates for an extended period.

     We anticipate offering competitive loan and deposit rates as we establish ourselves in the market, but if excessive competition forces us to offer more aggressive pricing indefinitely, our net interest margin will suffer and our financial performance will be negatively impacted. We will compete with numerous other lenders and deposit-takers, including other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms. With multiple financial institutions already doing business in our primary service areas, and given the chance that additional competitors may enter the market in the future, we will be faced with continuous competition. See "Our Proposed Business - Competition" on page 27. Moreover, some of these competitors are not subject to the same degree of regulation as we will be and may have greater resources than will be available to us. Competition from non-traditional financial institutions may also affect our success due to the Gramm-Leach-Bliley Act. See "Supervision and Regulation" on page 45.

We may not be able to compete with our larger competitors for larger customers because our lending limits will be lower than theirs.

     Our lending limit will be significantly less than the limits for most of our competitors, and may hinder our ability to establish relationships with larger businesses in our market area. Based on the proposed capitalization (before pre-opening expenses) of Maverick Bank, our initial legal lending limit will be approximately $3,000,000 for loans not fully secured and $4,800,000 for loans fully secured by readily marketable collateral. These legal limits will increase or decrease as Maverick Bank's capital increases or decreases as a result of its earnings or losses, among other reasons. Based on our legal lending limit, we will need to sell participations in our loans to other financial institutions in order to meet the lending needs of our customers requiring extensions of credit above these limits. However, our strategy to accommodate larger loans by selling participations in those loans to other financial institutions may not be successful. In addition, we will initially have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks, which will permit us to borrow against our loan portfolio at preferred rates. See "Our Proposed Business - Lending Services" on page 29.

Our success will depend significantly upon general economic conditions in the PSA.

     Our operations and profitability may be more adversely affected by a local economic downturn than those of our larger competitors which are more geographically diverse. Since the majority of our borrowers and depositors are expected to be individuals and businesses located and doing business in Carrolton and Lewisville, our success will depend significantly upon the general economic conditions in and around the PSA. An adverse change in the local economies within the PSA could make it more difficult for borrowers to repay their loans, which could lead to loan losses for Maverick Bank.

Rapidly rising or falling interest rates could significantly harm our business.

     A rapid increase or decrease in interest rates could significantly harm our net interest income, capital and liquidity. Our profitability will depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets, such as loans and investment securities, and the interest expense paid on our interest-bearing liabilities, such as deposits and borrowings. To the extent that the maturities of these assets and liabilities differ, rapidly rising or falling interest rates could significantly and adversely effect our

Maverick Bancshares, Inc.
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earnings, which, in turn, would impact our business. See "Our Proposed Business - Asset and Liability Management" on page 32.

Our ability to pay dividends is limited and depends on Maverick Bank's legal ability to pay dividends, as well as the judgment of our board of directors.

     We will initially have limited sources of income other than dividends we receive from Maverick Bank. Our ability to pay dividends will therefore depend largely on the bank's ability to pay dividends to us, which will be based primarily on the bank's earnings, capital requirements and financial condition, among other factors.

     Bank holding companies and Texas state-chartered banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions and our need to retain and build capital, it will be our policy to reinvest earnings for the period of time necessary to help support the success of our operations. As a result, we do not plan to pay dividends until Maverick Bank is cumulatively profitable. See "Dividends" on page 21 and "Supervision and Regulation - Dividends" on page 48.

The offering price of our common stock and the exercise price of the various warrants was arbitrarily determined by our organizers and may not accurately reflect the value of an investment in our common stock.

     Because we were only recently formed and Maverick Bank is in the process of being organized, the public offering price could not be set by referencing historical measures of our financial performance. Therefore, the public offering price may not indicate the market price for our common stock after this offering. The public offering price and the exercise price of the various warrants was arbitrarily determined by our organizers based on several factors. These factors included prevailing market conditions and comparable de novo bank holding company capitalizations. See "Plan of Distribution - Determination of Offering Price" on page 18.

We do not expect that an active trading market for our common stock will develop, which means that you may not be able to sell your shares.

     Since the size of this offering is relatively small, we do not expect that an active and liquid trading market for our common stock will develop for several years, if at all. Therefore, you should not invest in this offering if you have a short-term investment intent.

     If an active trading market does not develop, you may not be able to sell your shares promptly, or perhaps at all. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock.

The market price of our common stock may be volatile.

     If a market develops for our common stock after this offering, significant market price volatility may be experienced. Factors that may affect the price of our common stock include its depth and liquidity, investor perception of our financial strength, conditions in the banking industry such as credit quality and monetary policies, and general economic and market conditions. Our quarterly operating results, changes in analysts' earnings or other developments affecting us could cause the market price of our common stock to fluctuate substantially. In addition, from time to time the stock market experiences extreme price and volume fluctuations. This volatility may significantly affect the market price of our common stock for reasons unrelated to our operating performance.

Our profitability and growth could be adversely affected by changes in the law, especially changes deregulating the banking industry.

     We will be subject to extensive federal and state government supervision and regulation. Our ability to achieve profitability and to grow could be adversely affected by federal and state banking laws and regulations. These and other restrictions limit the manner in which we may conduct our business and obtain financing, including our ability to attract deposits, make loans and achieve satisfactory interest spreads. Many of these regulations are intended to

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protect depositors, the public, and the FDIC, not shareholders. In addition, the burden imposed by federal and state regulations may place us at a competitive disadvantage compared to competitors who are less regulated. Applicable laws, regulations, interpretations and enforcement policies have been subject to significant, and sometimes retroactively applied, changes in recent years, and may be subject to significant future changes. Future legislation or government policy may also adversely affect the banking industry and our operations. See "Supervision and Regulation" on page 45.

The operation of Maverick Bank may, in the future, require more capital than we will raise in this offering, and we may not be able to obtain additional capital on terms that do not cause dilution to the investors.

     In the future, should we need additional capital, we may not be able to raise additional funds through the issuance of additional shares of our common stock, our preferred stock, or other securities. Even if we were able to obtain additional capital through the issuance of additional shares of our common stock, preferred stock or other securities, we may not be able to issue these securities at prices or on terms better than or equal to the public offering price and terms of this offering. The issuance of such new securities would dilute your ownership interest in the Company.

Texas law and provisions of our articles of incorporation and bylaws could deter or prevent takeover attempts by a potential purchaser of our common stock that would be willing to pay you a premium for your shares of our common stock.

        Our articles of incorporation and bylaws, and the corporate laws of the State of Texas, include provisions designed to provide our board of directors with time to consider whether a hostile takeover offer is in the Company's and shareholders' best interests, but could be utilized by our board of directors to deter a transaction that would provide shareholders with a premium over the market price of our shares.

        These provisions include the availability of authorized but unissued shares of common stock for issuance from time to time at the discretion of our board of directors; the availability of authorized shares of preferred stock, the number of which to be issued from time to time and their terms and conditions being solely in the discretion of our board of directors; bylaws provisions enabling our board of directors to increase the size of the board and to fill the vacancies created by the increase; bylaw provisions establishing advance notice procedures with regard to business to be presented at a shareholder meeting or to director nominations (other than those by or at the direction of the board); and "change in control" provisions in the employment agreements of each of the executive officers of Maverick Bank providing for lump-sum cash payments based on the officer's base compensation. The Texas Business Corporations Act also contains provisions intended to protect shareholders and prohibit or discourage various types of hostile takeover activities.

        These provisions may discourage potential acquisition proposals and could delay or prevent a change in control, including under circumstances where our shareholders might otherwise receive a premium over the market price of our shares. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management and may limit the ability of our shareholders to approve transactions that they may deem to be in their best interests.

We may issue preferred stock which may result in the subordination of the rights of the common shareholders.

       Although we do not currently have any plans for issuing preferred stock, we have authorized 5,000,000 shares of preferred stock for future issuance to shareholders. If we issue preferred stock in the future, the rights of the preferred shareholders would be paramount with regards to some matters such as liquidation and dividend preferences, as compared to the rights of common shareholders.

The costs of being an SEC registered company are proportionately higher for small companies such as the Company because of the requirements imposed by the Sarbanes-Oxley Act.

The Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission have increased the scope, complexity, and cost of corporate governance, reporting, and disclosure practices. These regulations are applicable to our company. We expect to experience increasing

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compliance costs, including costs related to internal controls, as a result of the Sarbanes-Oxley Act. These necessary costs are proportionately higher for a public company of our size and will affect our profitability more than that of some of our larger competitors.

If at any time we have fewer than 300 shareholders, we anticipate that we will not register or will terminate our registration as a reporting company under the Securities and Exchange Act of 1934 and therefore current information about us will not be publicly available for review.

As a result of this offering, we will be subject to the disclosure obligations under Section 15(d) of the Securities Exchange Act. We will file periodic reports with the SEC but not be subject to compliance with the federal proxy rules. If we have more than 500 shareholders on December 31, 2006 or at the end of any fiscal year thereafter, we will be required to register our securities under Section 12(g) of the Securities Exchange Act. In addition to the obligation to file periodic reports with the SEC, we would also be subject to the federal proxy rules. If we have fewer than 300 shareholders on December 31, 2006 or at the end of any fiscal year thereafter, we anticipate that we would deregister as a reporting company with the SEC. As a result, we would no longer be obligated to file periodic reports with the SEC or comply with the federal proxy rules. We would continue to comply with regulatory and state law requirements and furnish our shareholders with annual reports containing audited financial information. Upon completion of the offering, we anticipate that we will have more than 300 and may have more than 500 shareholders.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus are "forward-looking statements." Forward-looking statements include statements about the competitiveness of the banking industry, potential regulatory obligations, potential economic growth in our primary service area, our business strategies, our projected opening date and pre-opening expenses and other statements that are not historical facts. The words "anticipate," "estimate," "project," "intend," "expect," "believe," "forecast" and similar expressions are intended to identify these forward-looking statements, but some of these statements may use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a "forward-looking statement." These forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Some of these factors are set forth above in the section entitled "Risk Factors". Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements.

Maverick Bancshares, Inc.
Amendment No. 2

TERMS OF THE OFFERING

General

     We are offering for sale a minimum of 1,300,000 shares and a maximum of 2,000,000 shares of our common stock at a price of $10.00 per share. In addition, we are offering to our organizers and directors warrants to purchase up to 245,000 shares of our common stock, at an exercise price of $10.00 per share. See "Purchases by Organizers and Directors" on page 16. We are also offering to the subscribers in this offering (other than our organizers and directors) the Shareholder Warrants, i.e. one warrant to purchase one share of our common stock at $12.50 for each five shares purchased by the subscriber in the offering, for a minimum of 211,000 and a maximum of 351,000 Shareholder Warrants.

     The minimum purchase for any investor is 250 shares of our common stock, unless we, in our sole discretion, accept a subscription for a lesser number of shares. We will not accept any subscription for more than 50,000 shares of our common stock without the prior approval of our board of directors. The purchase price of $10.00 per share must be paid in full upon signing and delivering a subscription agreement. A subscription agreement for your use is attached to this prospectus as Appendix B. We will accept subscriptions to purchase shares until 5:00 p.m., Eastern Time, on October 31, 2006, unless we sell all of the shares earlier or otherwise terminate or extend the offering. Subscriptions will be binding on subscribers and may not be revoked without our consent once we have accepted their subscription checks, bank drafts or money orders. We reserve the right to terminate this offering at any time or to extend the offering without notice to subscribers for up to two consecutive 90-day periods, or not later than April 30, 2007. If the offering is extended, subscriptions that we have already accepted will still be binding.

     We reserve the absolute and unqualified right to reject or reduce any subscription, for any reason prior to acceptance, or to waive the minimum share purchase requirement of 250 shares. If the offering is oversubscribed, we plan to give preference to our organizers and then to subscribers who are residents within our PSA. In addition, in determining which subscriptions to accept or reduce, or whether to waive the minimum share purchase requirement of 250 shares, we may take into account any other factors we consider relevant, including the order in which subscriptions were received, a subscriber's potential to do business with us and our desire to have a broad distribution of ownership. Subscriptions may be reduced on a first come, first served or pro-rata basis in the event the offering is oversubscribed, or in any other manner based on the factors previously discussed in this paragraph. Rejected subscriptions in whole or in part will be returned to the subscriber without interest.

     Prior to this offering, there has been no established public trading market for our common stock or the warrants, and we do not anticipate that an established market will develop. The offering price has been arbitrarily determined and is not a reflection of our book value, net worth or any other such recognized criteria of value. In determining the offering price of our common stock, our organizers considered, among other factors, prevailing market conditions and comparable de novo bank holding company capitalizations. There can be no assurance that, if a market should develop for our common stock, the post-offering market price will equal or exceed our $10.00 offering price.

Conditions of the Offering

     This offering is expressly conditioned upon the fulfillment of the following conditions. The offering conditions, which may not be waived, are as follows:

  at least $13,000,000 must be deposited with our escrow agent, Nexity Bank;

  we must receive approval from the Federal Reserve and the Texas Department of the Company's application to become a bank holding company; and

  we must not have canceled this offering prior to the time funds are withdrawn from the subscription escrow account.

Maverick Bancshares, Inc.
Amendment No. 2

Escrow of Subscription Funds

     Until all of the above offering conditions have been met, all subscriptions and documents delivered by subscribers will be placed in an escrow account with Nexity Bank. Under the terms of the escrow agreement, a copy of which is attached as Appendix A, if all of the offering conditions are met, we will certify this fact to the escrow agent, and the escrow agent will release all funds to us, together with interest earned thereon less the escrow agent's fees and expenses.

     Specifically, prior to the release of the funds from the escrow account, the escrow agent will invest the funds in interest-bearing bank accounts, including savings accounts and bank money market accounts, short-term direct obligations of the United States Government and/or in short-term FDIC insured bank certificates of deposit, and will use any interest earned to pay the escrow agent's fees and expenses. We will invest all funds obtained after the release of the funds from the escrow account and before we infuse capital into Maverick Bank in a similar manner. We will use the offering proceeds to purchase all of the capital stock of Maverick Bank, to repay certain expenses incurred in our organization and for working capital purposes. See "Use of Proceeds" on page 18.

     If the offering conditions are not met by October 31, 2006, unless we notify the escrow agent of an extension, the escrow agent will promptly return to subscribers their subscription funds together with their proportionate share of the aggregate interest earned less escrow agent's fees. If the offering conditions are not satisfied, the expenses incurred by the Company will be borne by our organizers and not by subscribers.

     No assurance can be given that the funds in the escrow account can or will be invested at the highest rate of return available or that any profits will be released from the investment of these funds.

     If all of the offering conditions are satisfied, and we withdraw the funds from the subscription escrow account, all profits and earnings on the account will belong to the Company. If the minimum offering of 1,300,000 shares of common stock are sold before the expiration date, a minimum closing will be held. At that minimum closing, the funds will be released from the escrow account and delivered to the Company and subscribers to this offering will become shareholders of the Company. Thereafter, subscribers' funds will be paid directly to the Company, rather than the escrow agent, upon acceptance.

     Nexity Bank, by accepting appointment as escrow agent under the escrow agreement, in no way endorses the purchase of our common stock.

Failure to Obtain Final Approvals

     Although we believe it is unlikely, it is possible that subscribers whose funds were originally placed in the escrow account may lose a portion of their investment because while we may be able to fulfill the conditions of this offering, and thus be able to withdraw funds from the escrow account, we may fail to satisfy the conditions set forth in the conditional regulatory approvals and thus fail to obtain final regulatory approvals from the Texas Department, FDIC or the Federal Reserve. When the conditions of this offering are met and funds are withdrawn from the escrow account, shares of our common stock will be issued to subscribers whose funds had been deposited in the escrow account. At that time, we will have received conditional regulatory approvals, but will not have satisfied the conditions for obtaining final such approvals necessary in order to commence banking operations.

     Other than capitalizing Maverick Bank with at least $12,000,000, obtaining final charter approval is contingent on meeting various operational requirements, such as passing a pre-opening examination. Because of our experienced management team, we expect to satisfy promptly these requirements. Also, we will have received the approvals of the Federal Reserve and the Texas Department with respect to the Company being able to operate as a bank holding company prior to withdrawing funds from the escrow account, but these approvals will contain certain conditions. We expect these conditions will be procedural in nature and capable of prompt resolution.

     However, in the event our assumptions are incorrect and we are ultimately unable to obtain one or more of the final approvals after funds have been withdrawn from the escrow account, we will seek shareholder approval for dissolution and liquidation. Upon liquidation, we will promptly return to shareholders all funds, less expenses of

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liquidation and all organization and pre-opening expenses incurred by us. It is possible that the amount returned to shareholders may be further reduced by amounts paid to satisfy claims of creditors, as discussed below.

     Once we issue shares to subscribers, the offering proceeds will be considered part of our general corporate funds and may be subject to the claims of our creditors, including claims against us that may arise out of actions of our officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the offering. If such an attachment occurred and it became necessary to dissolve and liquidate the Company, the payment process might be delayed. Further, if it became necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

Purchases by Organizers and Directors

     Our organizers and directors intend to purchase 245,000 shares of our common stock in this offering, which will constitute approximately 18.84% of the 1,300,000 shares to be outstanding upon completion of the minimum offering, or approximately 12.25% of the 2,000,000 shares to be outstanding should the maximum number of shares be sold. All purchases of shares by our organizers and directors will be made at the same public offering price, $10.00 per share, as that paid by other investors and will count toward achieving the minimum offering. In addition, our organizers reserve the right if necessary, to purchase additional shares in order for us to satisfy the minimum offering condition. See "Management" on page 34.

     In consideration for assisting in our organization, on the date Maverick Bank opens for business, each of our organizers and directors will be granted Organizer and Director Warrants to purchase additional shares of common stock. Particularly, our organizers advanced, directly and indirectly (through an entity controlled by two of the organizers), $315,000 and have guaranteed the full amount of a line of credit obtained from Nexity Bank, in the amount of up to $850,000, the proceeds of which are being used to fund our organizational expenses. These warrants will provide our organizers and directors with the opportunity to profit from any future increase in the market value of our common stock or any increase in the net worth of the Company without paying for the warrant shares initially. Each of these warrants will entitle an organizer or director to purchase one share of common stock for each share he purchases in the offering. The actual aggregate number of Organizer and Director Warrants granted to an organizer or director will depend on the number of shares of our common stock the organizer or director actually purchases in the offering. Therefore, given the intent of our organizers and directors to purchase 245,000 shares in the offering, we expect that the organizers will be granted Organizer and Director Warrants to purchase an aggregate of 245,000 shares of our common stock upon completion of this offering. The one-to-one ratio between the anticipated number of shares to be purchased by our organizers and the number of warrants to be issued to them was determined after considering a number of factors. The principal factors we considered were the financial risk undertaken in guaranteeing our line of credit, prevailing market conditions, comparable de novo bank holding company capitalizations and regulatory restrictions imposed by the FDIC.

     Each Organizer Warrant will be immediately vested and exercisable on the date on which Maverick Bank opens for business. Each Director Warrant, on the other hand, will be vested and exercisable on such date only to the extent of 33.3% of the shares of our common stock covered by the warrant. Thereafter, the Director Warrant will become exercisable in 33.3% annual increments. Each Organizer and Director Warrant will expire ten years after the date on which Maverick Bank opens for business. An organizer or director exercising his warrant will pay $10.00 for each share purchased under the warrant, subject to adjustment for stock splits, recapitalizations or other similar events. Any future exercise of the Organizer and Director Warrants will reduce your percentage ownership interest in the Company. Assuming all of the warrants are exercised, our organizers and directors will own approximately 31.71% of the shares outstanding after the minimum offering and 21.82% of the outstanding shares after the maximum offering. See "Description of Capital Stock of the Company - Organizer and Director Warrants" on page 42.

PLAN OF DISTRIBUTION

General

     Offers and sales of the common stock will be made primarily by our officers and directors, who will be reimbursed for their reasonable expenses but will not receive commissions or other remuneration. We believe these officers and directors will not be deemed to be brokers or dealers under the Securities Exchange Act of 1934 due to Rule 3a4-1.

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Amendment No. 2

     We have also entered into an agreement with SAMCO to act as our sales agent for this offering. SAMCO is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. SAMCO will act on a "best efforts" basis and will not have any obligation or commitment to sell any specific dollar amount or number of shares or to acquire any shares for its own account or with a view to their distribution. We have agreed to pay SAMCO a fee equal to 4% of the gross proceeds of all sales to investors who are not our directors, officers, or organizers. In addition, we will reimburse SAMCO for reasonable expenses.

     SAMCO has also agreed to serve as the qualifying broker-dealer in those states in which we elect to sell shares that require that all sales be made through a registered broker-dealer. We have agreed to pay SAMCO $2,500 for the first state and $1,000 for each additional state.

     SAMCO has not prepared any report or opinion constituting a recommendation to us or to any subscribers for our common stock, nor has SAMCO prepared an opinion as to the purchase price or terms of the offering.

     We intend to sell most of our shares to individuals and businesses in the PSA and the surrounding area who share our desire to support a new local community bank. Our organizers will also offer our common stock to some of their personal contacts outside of this area. We will contact prospective investors through a combination of telephone calls, mail, and personal visits and meetings.

     We have agreed to indemnify SAMCO, and persons who control SAMCO, against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that SAMCO may be required to make in respect of these liabilities.

     Prior to this offering, there has been no public market for the shares. We do not expect a liquid market for our common stock to develop for several years, if at all. In general, if a secondary market develops, the shares other than those held by affiliates will be freely transferable in the market. See "Description of Capital Stock - Shares Eligible for Future Sale" on page 44.

How to Subscribe

     If you desire to purchase shares of our common stock, you should:

  Complete, date, and execute the subscription agreement you received with this prospectus;

  Make a check, bank draft, or money order payable to "Nexity Bank, Escrow Account for Maverick Bancshares, Inc.," in the amount of $10.00 times the number of shares you wish to purchase; and

  Deliver the completed subscription agreement and check to us at the following address:

Maverick Bancshares, Inc.
Attention: Russell L. Tackett
5353 Alpha Road, Suite 210
Dallas, TX 75240

     No subscription agreement is binding on the Company until accepted by the Company, which it may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. Rejected subscriptions, in whole or in part, will be returned to the subscriber without interest.

     If you have any questions about this offering or how to subscribe, please call Mr. Tackett at (214) 914-8662. If you subscribe, you should retain a copy of the completed subscription agreement for your records. You must pay the subscription price at the time you deliver the subscription agreement.

Maverick Bancshares, Inc.
Amendment No. 2

Determination of Offering Price

     We were only recently formed and Maverick Bank is in the process of being organized. Therefore, the public offering price could not be set by referencing historical measures of our financial performance. In addition, prior to this offering, there has been no public market for our common stock. Therefore, the public offering price may not indicate the market price for our stock after this offering. The offering price of $10.00 per share in this offering has been arbitrarily determined by our organizers based on several factors, including prevailing market conditions and comparable de novo bank holding company capitalizations. In the event a market should develop for our common stock after completion of this offering, there can be no assurance that the market price will not be lower than the offering price in this offering.

     The Organizer Warrants and Director Warrants are being issued for risks undertaken and for current and future services as directors. The options to be granted to BRI are for services currently being rendered. Typically, the exercise price of such derivative securities is fixed at fair market value of the underlying equity security at the time of grant. Consistent with this principle, the organizers fixed the exercise price of these securities at what was determined to be the fair market value of the common stock, i.e. the offering price of $10.00 per share.

     The $12.50 exercise price of the Shareholder Warrants is designed to reflect the proposition that the purpose of such warrants is to provide the Company with a ready-made source of additional capital as it may need such capital within the next three years. The fair market value of our common stock in three years was estimated to increase by at least 25%, i.e. to $12.50. Thus, the exercise price of the Shareholder Warrants was fixed at $12.50 per share.

USE OF PROCEEDS

     We estimate that we will receive net proceeds of approximately $12,431,000 if we sell the minimum amount of 1,300,000 shares of common stock in the offering, and up to approximately $19,151,000 if we sell the maximum amount of 2,000,000 shares of common stock in the offering, after deducting estimated organizational and offering expenses and the sales agent's fee. Our organizers and an entity controlled by two of our organizers have made advances for us in the aggregate amount of $315,000. Also, we have established a line of credit in the amount of up to $850,000 at a rate of prime minus 0.50%, of which we estimate we will owe $832,000 on the date the proceeds of the offering are released to us from escrow. All of these funds will have been used to pay pre-opening expenses of both the Company and Maverick Bank prior to the completion of the offering. We intend to repay these advances and pay off this line of credit with the proceeds we receive from this offering and the reimbursement from Maverick Bank for the approximately $500,000 we will have paid in pre-opening expenses on behalf of Maverick Bank. We believe that the minimum proceeds of $12,431,000 from the offering will satisfy the cash requirements for more than the next 12 months for both the Company and Maverick Bank. The following two paragraphs describe the proposed use of proceeds by the Company and Maverick Bank.

Use of Proceeds by the Company

     As shown, we will use $12,000,000 to capitalize Maverick Bank if we complete the minimum offering. We will also capitalize Maverick Bank with at least 50% of any amounts we raise in excess of $14,000,000. We will initially invest the remaining proceeds in United States government securities or deposit them with Maverick Bank. In the long-term, we will use these funds for operational expenses and other general corporate purposes, including the provision of additional capital to Maverick Bank, if necessary. We may also use the proceeds to expand, for example by opening additional facilities or, eventually, acquiring other financial institutions.
	Minimum Offering 1,300,000 shares	Mid-Range Offering 1,650,000 shares	Maximum Offering 2,000,000 shares
Gross proceeds from offering	$13,000,000	$16,500,000	$20,000,000
Sales agent's fee(1)	422,000	562,000	702,000
Offering expenses of the Company(2)	147,000	147,000	147,000
Investment in capital stock of Maverick Bank (3)	12,000,000	13,250,000	15,000,000
Remaining proceeds	$ 431,000	$ 2,541,000	$ 4,151,000

_____________________________

Maverick Bancshares, Inc.
Amendment No. 2

  This fee is equal to 4% of the gross proceeds of all sales to investors (excluding $2,450,000 in sales to our directors, officers, or organizers).

  These expenses include (i) the registration fee paid to the SEC, (ii) printing and engraving fees, (iii) legal fees and expenses, (iv) accounting fees, (v) state securities filing fees and expenses, and (vi) other miscellaneous disbursements. The total amount is the result of subtracting $3,000 in net interest income from the escrow account and is an estimate. The actual amount of any of these fees may differ from the respective estimate.

  This amount represents the funds we will use to capitalize Maverick Bank, from which Maverick Bank will reimburse the Company for the estimated $500,000 in pre-opening expenses incurred by the Company on behalf of Maverick Bank, and is equal to $12,000,000, plus 50% of any amount in excess of $14,000,000 we receive in the offering. For additional information, See "Use of Proceeds by Maverick Bank" below.

Use of Proceeds by Maverick Bank

     The following table shows the anticipated use of the proceeds by Maverick Bank. All proceeds received by Maverick Bank will be in the form of an investment in the bank's capital stock by the Company as described above. The estimated organizational and pre-opening expenses of Maverick Bank of $500,000 will be incurred during the pendency of this offering through the opening of the bank. We will pay for these expenses with the advances made by our organizers and an entity controlled by two of the organizers, and with our existing line of credit, until we break escrow, a condition of which is attaining the minimum offering.

     As shown in the table, Maverick Bank will use the proceeds net of such expenses to:

  Acquire the site for and construct the main office, and to rent the temporary modular facility to be used by the bank until the main office is constructed,

  Acquire the necessary furniture, fixtures and equipment,

  Make loans, purchase securities and other investments and otherwise to conduct the core business of the bank; and

  Pay salaries, marketing and advertising expenses and fees to the various vendors and service providers to be used by the bank to support its core business.

     Furniture, fixtures, and equipment will be capitalized and amortized over the life of the lease or over the estimated useful life of the asset. Maverick Bank will use the remaining proceeds to make loans, purchase securities, and otherwise conduct its business. In addition to our main office, we currently plan to open a full service branch office in our PSA by the end of 2008. We do not have any other definitive plans for expansion.
	Minimum Offering 1,300,000 shares	Mid-Range Offering 1,650,000 shares	Maximum Offering 2,000,000 shares
Investment by Maverick Bancshares, Inc. in the bank's capital stock	$12,000,000	$13,250,000	$15,000,000
Organizational and pre-opening expenses of the bank(1)(2)	(500,000)	(500,000)	(500,000)
Furniture, fixtures and equipment(2)	(605,800)	(605,800)	(605,800)
Cost of acquisition of site and construction of main office(2)	(3,700,000)	(3,700,000)	(3,700,000)
Cost of the temporary modular facility(2)	(52,000)	(52,000)	(52,000)
Remaining proceeds	$ 7,142,200	$ 8,392,200	$10,142,200

_____________________________

  Organizational costs are primarily consulting fees related to the incorporation and organization of the bank. Pre-opening costs are primarily employees' salaries and benefits, and other operational expenses

  Maverick Bancshares, Inc.
  Amendment No. 2

  related to the preparation for the bank's opening. These costs will have been incurred by the Company on behalf of Maverick Bank and will be reimbursed to the Company by Maverick Bank when escrow is broken.

  The amounts shown are estimates. The actual amounts may differ from the estimates.

CAPITALIZATION

     The following table shows our capitalization as of April 30, 2006, and our pro forma consolidated capitalization, as adjusted to give effect to the receipt of the net proceeds from the sale of a minimum of 1,300,000 and a maximum of 2,000,000 shares of our common stock in this offering. On April 30, 2006, Wayne M. Woodruff, our President and Chief Executive Officer, agreed to purchase ten shares of our common stock at a price of $10.00 per share. We will redeem these shares for $10.00 per share upon the issuance of shares in this offering. The number of shares showed as outstanding after giving effect to this offering does not include shares of our common stock issuable upon the exercise of warrants that will be granted to our organizers and directors or through the exercise of options that may be granted to our three executive officers. For additional information regarding the number and terms of those warrants and options, see "Description of Capital Stock of the Company - Organizer and Director Warrants" on page 42.
	Actual	As Adjusted for Minimum Offering	As Adjusted for Maximum Offering
Shareholders' equity actual and as adjusted
Preferred stock, $1.00 par value per share; 5,000,000 shares authorized; no shares issued and outstanding	$-0-	$-0-	$-0-
Common stock, par value $.01 per share; 20,000,000 shares authorized; 10 shares issued and outstanding; 1,300,000 shares issued and outstanding as adjusted (minimum offering); 2,000,000 shares issued and outstanding as adjusted (maximum offering)	$10	$13,000	$20,000
Common stock subscription receivable	$100	$-0-	$-0-
Additional paid-in capital (1)	$90	$12,565,000	$19,278,000
Deficit accumulated during the development stage(2)(3)	$(379,664)	$(725,000)	$(725,000)
Total shareholders' equity (deficit)	$(379,664)	$11,840,000	$18,553,000
Book Value per share (4)		$9.10	$9.28
Dilution		$.89	$.72

  he "As Adjusted" column reflects the effect of $422,000 (in case of the minimum offering) and $702,000 (in case of the maximum offering) in sales agent fees incurred in connection with the offering.

  This deficit reflects pre-opening expenses incurred through April 30, 2006, consisting primarily of salaries and employee benefits and professional and consulting fees.

  The "As Adjusted" accumulated deficit results from estimated organizational and pre-opening expenses of $725,000 for the Company and Maverick Bank to be incurred through Maverick Bank's target opening date in November 2006. Actual organizational and pre-opening expenses may be higher and may therefore increase the deficit accumulated during the pre-opening stage and further reduce shareholders' equity.

  After giving effect to the receipt of the net proceeds from this offering, there is an immediate dilution in the book value per share of $.89 if we sell 1,300,000 shares and $.72 if we sell 2,000,000 shares, resulting from the recognition of pre-opening and offering expenses.

Maverick Bancshares, Inc.
Amendment No. 2

DIVIDENDS

     In light of regulatory restrictions, our anticipated losses during our first few years of operations and the need for us to retain and build capital, we plan to reinvest earnings and not pay dividends for the next several years. We will initially have limited sources of income other than dividends paid to us by Maverick Bank. Our ability to pay dividends to our shareholders will therefore depend largely on Maverick Bank's ability to pay dividends to us. In the future, we may begin income-producing operations independent from those of Maverick Bank, which may provide alternative sources of income from which we may pay dividends to you. However, we can give you no assurance as to when, if at all, these operations may begin or whether they will be profitable.

     Bank holding companies and state chartered banks are both subject to significant regulatory restrictions on the payment of cash dividends. In light of these restrictions, our anticipated losses during our first few years of operations and our need to retain and build capital, our board of directors plans to reinvest earnings for the period of time necessary to support successful operations. As a result, we do not plan to pay dividends until we recover any losses incurred and become profitable. Our future dividend policy will depend on our earnings, capital requirements and financial condition and on other factors that our board of directors considers relevant.

     Additionally, regulatory authorities may determine, under circumstances relating to the financial condition of the Company or Maverick Bank, that the payment of dividends would be an unsafe or unsound practice and may prohibit dividend payment. See "Supervision and Regulation - Dividends" on page 48.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

General

     We are in the development stage and will remain in that stage until this offering is completed. The Company was incorporated on July 11, 2005 to serve as a holding company for Maverick Bank. Throughout our organization, our main activities have been:

  seeking, interviewing and selecting our officers;

  preparing our business plan;

  applying for a state bank charter under the laws of the State of Texas;

  applying for FDIC deposit insurance;

  applying to become a bank holding company;

  identifying the sites for our banking facilities; and

  raising equity capital through this offering.

Financial Results and Plan of Operations

     From July 11, 2005, the date we began our organizational activities, through April 30, 2006, our net loss amounted to $379,664. Our estimated net loss for the period from April 30, 2006 through November 1, 2006, the anticipated opening date of Maverick Bank, is $345,336. Our estimated net loss for the period from July 11, 2005 through November 1, 2006 is $725,000. Both the net loss for the period of April 30, 2006 through November 1, 2006, and the total loss of $725,000 are estimates and the actual loss amounts may differ from these estimates. The losses set forth above are attributable to the following estimated expenses:

Maverick Bancshares, Inc.
Amendment No. 2

	July 11, 2005- Apr. 30, 2006	Apr. 30, 2006- Nov. 1, 2006	July 11, 2005- Nov. 1, 2006
Employee compensation and benefits	$213,745	$247,255	$461,000
Regulatory consulting and professional fees	118,253	67,529	185,782
Occupancy expense	1,000	10,453	11,453
Telephone expenses and supplies	1,739	1,461	3,200
Interest on organizing line of credit	10,836	9,164	20,000
Marketing and printing expense	24,155	8,375	32,530
Other pre-opening expenses	9,936	1,099	11,035
Total	$379,664	$345,336	$725,000

     Our financial statements and related notes, which are included in this prospectus, provide additional information relating to the discussion of our financial condition. See "Index to Financial Report" on page F-1.

     We expect to complete our organizational activities and begin banking operations in November 2006, when Maverick Bank will open a temporary modular facility on the 2.2 acre site at 4103 Highway 121 in Carrollton, our proposed future main office and the proposed bank's main office. Maverick Bank will lease the temporary modular facility. The building, the construction of which we expect to have completed approximately 12 months after Maverick Bank opens, will be a free-standing, one story office building, containing 15,000 square feet, with 40 parking spaces. Maverick Bank will also use, from its inception, a mobile banking facility, which will travel to various selected sites in Denton, Collin and Dallas Counties collecting deposits and performing other basic banking transactions.

     We will incur substantial expenses in establishing Maverick Bank as a going concern, and we can give you no assurance that we will be profitable or that future earnings, if any, will meet the levels prevailing in the banking industry. Typically new banks are not profitable in their first year of banking operations and, in some cases are not profitable for several years. Once we begin banking operations, our future results will be determined primarily by our ability to manage effectively interest income and expense, to minimize loan and investment losses, to generate non-interest income, and to control non-interest expenses. Since interest rates will be determined by market forces and economic conditions beyond our control, our ability to generate net interest income will be dependent upon our ability to maintain an adequate spread between the rate earned on earning assets, such as loans and investment securities, and the rate paid on interest-bearing liabilities, such as deposits and borrowing.

     For more information about our plan of operations, See "Our Proposed Business" on page 26. This discussion includes a description of our proposed strategies, market area, competition, products and services.

Liquidity and Interest Rate Sensitivity

     Organizational Period. During our organizational period, our cash requirements have consisted principally of funding our pre-opening expenses, described above, as well as minor capital expenditures for the acquisition of the site for our initial main office facility.

     Since July 11, 2005, our pre-opening expenses have been funded through advances from the organizers and an entity controlled by two of the organizers. They have also been funded, and will continue to be funded, through an organizing line of credit from Nexity Bank. The total amount available on the line of credit is $850,000, of which $75,000 was outstanding at April 30, 2006. Our organizers have guaranteed the full amount of this loan, which bears interest at .5% less than the prime rate as published in the Money Rates section of The Wall Street Journal, and is due in February 2007. We plan to repay the advances and the line of credit after the close of this offering by using a portion of the proceeds of the offering. See "Use of Proceeds" on page 18.

Maverick Bancshares, Inc.
Amendment No. 2

     After all of the conditions to the offering have been satisfied, and Nexity Bank has released funds from the subscription escrow account to us, we expect to incur additional costs of $3,700,000 to acquire and construct our main office facility in Carrollton, and incur an additional $605,800 to lease, furnish and equip such facility.

     We expect to complete our organizational activities and begin banking operations in November 2006. Any delay in beginning our banking operations will increase our pre-opening expenses and postpone our realization of potential revenues. Such a delay may occur as a result of, among other things, delays in receiving requisite regulatory approvals or our inability to achieve the minimum offering of $13,000,000. In the event we experience an extended delay in beginning our banking operations, we may be required to seek additional borrowings, whether through an increase in the amount available under our existing lines of credit with Nexity Bank, or through an additional organizing line of credit with another bank. There can be no assurance that we will be able to obtain such financing on satisfactory terms.

     Commencement of Banking Operations. Since we have been in the development stage, there are no operating results to present at this time. Nevertheless, once we begin banking operations, net interest income, our primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these margin swings, we intend to structure our balance sheet so we will have regular opportunities to "reprice" or change the interest rates on our interest-bearing assets and liabilities. Imbalance in these repricing opportunities at any point in time constitutes interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities in order to reduce the impact of interest rate fluctuations on the net interest margin. We will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize our overall interest rate risks.

     We will evaluate regularly our balance sheet's asset mix in terms of several variables, including yield, credit quality, appropriate funding sources and liquidity. To effectively manage our balance sheet's liability mix, we plan to focus on expanding our deposit base and converting assets to cash as necessary.

     As we continue to grow, we will restructure our rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates. Our Asset/Liability/Investment Committee will meet on a quarterly basis to develop a strategy for the upcoming period.

     For an operating bank, liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. Initially, we expect that a portion of the net proceeds of the offering will be available for working capital purposes and will provide funds for these purposes. See "Use of Proceeds" on page 18. In addition, we can obtain these funds by converting assets to cash or by attracting new deposits. Through our banking operations, our ability to maintain and increase deposits will serve as our primary source of liquidity. To provide additional sources of liquidity, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks.

     Other than this offering and as discussed above, we know of no trends, demands, commitments, events or uncertainties that should result in, or are reasonably likely to result in, our liquidity increasing or decreasing in any material way in the foreseeable future.

Capital Adequacy

     There are now two primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio.

     The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into -23-

Maverick Bancshares, Inc.
Amendment No. 2

two "tiers." Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative perpetual preferred stock, and minority interests. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8%, with at least 4% consisting of tier 1 capital.

     The second measure of capital adequacy relates to the leverage ratio. The FDIC has established a 3% minimum leverage ratio requirement. The leverage ratio is computed by dividing tier 1 capital into total assets. In the case of Maverick Bank and other banks that are experiencing growth or have not received the highest regulatory rating from their primary regulator, the minimum leverage ratio should be 3% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.

     We believe that the net proceeds of this offering will satisfy our capital requirements for at least the next 12 months following the opening of Maverick Bank. We believe all anticipated material expenditures for this period have been identified and provided for out of the proceeds of this offering. For additional information about planned expenditures, See "Use of Proceeds" on page 18. For additional information about our plan of operations, See "Our Proposed Business" on page 26.

Recently Issued Accounting Standards

      The following is a summary of recent authoritative pronouncements that affect our accounting, reporting, and disclosure of financial information.

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123(R)"). SFAS No. 123(R) will require companies to measure all employee stock-based compensation awards using a fair value method and record such expense in its financial statements. In addition, the adoption of SFAS No. 123(R) requires additional accounting and disclosures related to the income tax and cash flow effects resulting from share-based payment arrangements. SFAS No. 123(R) is effective beginning as of the first annual reporting period beginning after December 15, 2005. We intend to adopt this standard upon opening of the Bank.

      In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance issued Staff Accounting Bulletin ("SAB") No.107 to provide guidance regarding the application of SFAS No. 123(R). SAB No. 107 provides interpretive guidance related to the interaction between SFAS No. 123(R) and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB No. 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to SFAS No. 123(R).

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets-an amendment of APB Opinion No. 29." The standard is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and eliminates the exception under ABP Opinion No. 29 for an exchange of similar productive assets and replaces it with an exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The standard is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on our financial position or results of operations.

      In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS No. 154 establishes retrospective application as the required method for reporting a change in accounting principle, unless it is impracticable, in which case the changes should be applied to the latest practicable date presented. SFAS No. 154 also requires that a correction of an error be reported as a prior period adjustment by restating prior period financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Maverick Bancshares, Inc.
Amendment No. 2

      In March 2004, the FASB issued Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." This issue addresses the meaning of other-than-temporary impairment and its application to investments classified as either available for sale or held to maturity under SFAS No. 115 and it also provides guidance on quantitative and qualitative disclosures. The disclosure requirements in paragraph 21 of this Issue were effective for annual financial statements for fiscal years ending after December 15, 2003.

     The recognition and measurement guidance in paragraphs 6-20 of this Issue was to be applied to other-than-temporary impairment evaluations in reporting periods beginning after June 15, 2004, but was delayed by FASB action in October 2004 through the issuance of a proposed FASB Staff Position ("FSP") on the issue. In July 2005, the FASB issued FSP FAS 115-1 and FAS 124-1 - "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." This final guidance eliminated paragraphs10-18 of EITF-03-1 (paragraphs 19-20 have no material impact on the financial position or results of operations of the Company) and will be effective for other-than-temporary impairment analysis conducted in periods beginning after December 15, 2005. We have evaluated the impact that the adoption of FSP FAS 115-1 and FAS 124-1 and has concluded that the adoption will not have a material impact on financial position and results of operations upon adoption.

     In December 2005, the FASB issued FSP SOP 94-6-1, "Terms of Loan Products that May Give Rise to a Concentration of Credit Risk." The disclosure guidance in this FSP is effective for interim and annual periods ending after December 19, 2005. The FSP states that the terms of certain loan products may increase a reporting entity's exposure to credit risk and thereby may result in a concentration of credit risk as that term is used in SFAS No. 107, either as an individual product type or as a group of products with similar features. SFAS No. 107 requires disclosures about each significant concentration, including "information about the (shared) activity, region, or economic characteristic that identifies the concentration." The FSP suggests possible shared characteristics on which significant concentrations may be determined which include, but are not limited to borrowers subject to significant payment increases, loans with terms that permit negative amortization and loans with high loan-to-value ratios.

     This FSP requires entities to provide the disclosures required by SFAS No. 107 for loan products that are determined to represent a concentration of credit risk in accordance with the guidance of this FSP for all periods presented. The Company adopted this disclosure standard effective December 31, 2005.

     Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Maverick Bancshares, Inc.
Amendment No. 2

OUR PROPOSED BUSINESS

Background

     The Company. The Company was incorporated as a Texas corporation on July 11, 2005, to serve as a bank holding company for Maverick Bank. Having received conditional approval of Maverick Bank's charter application, we plan to apply to the Federal Reserve and the Texas Department for approval to capitalize Maverick Bank. Upon receiving all necessary regulatory approvals, we will become a bank holding company within the meaning of the Bank Holding Company Act when we purchase Maverick Bank's common stock. We plan to use at least $12,000,000 of the net proceeds of this offering to capitalize Maverick Bank. In return, Maverick Bank will issue all of its common stock to us, and we will be its sole shareholder. Initially, Maverick Bank will be our sole operating subsidiary. See "Supervision and Regulation" on page 45.

     The Company has been organized to make it easier for Maverick Bank to serve its future customers. The holding company structure provides flexibility for expanding our banking business by possibly acquiring other financial institutions and providing additional capital and banking-related services. A holding company structure will make it easier for us to raise capital for Maverick Bank because we will be able to issue securities without the need for prior banking regulatory approval and the proceeds of debt securities issued by the holding company can be invested in the bank as primary capital.

     Maverick Bank. On February 14, 2006, we filed applications on behalf of Maverick Bank with the Texas Department to organize as a state bank and with the FDIC to obtain insurance for Maverick Bank's deposits. Both applications were conditionally approved on July 24, 2006. Maverick Bank will not be authorized to conduct its banking business until it obtains final approval, i.e. a charter from the Texas Department. The issuance of the charter will depend, among other things, upon Maverick Bank's receipt of at least $12,000,000 in capital from the Company and upon compliance with other standard conditions imposed by the Texas Department. These conditions are generally designed to familiarize Maverick Bank with Texas state bank operating requirements and to prepare it to begin business operations. We expect Maverick Bank will receive its charter and will open for business in November 2006.

Market Opportunities

     Primary Service Area. Maverick Bank will have a primary service area consisting of thirty four full or partial census tracts comprised of portions of Carrollton and Lewisville, Denton County, Texas. The PSA is located approximately 20 miles from downtown Dallas.

     Economic and Demographic Factors. According to the U.S. Census Bureau, the population of Carrollton was 175,094 in 2000. According to reports published by Claritas, Inc., Carrollton's population was 198,622 in 2005, which represents an increase of 13.4% over the five years. Claritas, Inc. projects that the population of Carrollton will continue to grow over the next several years, with an estimated population of 225,227 by 2010, an increase of approximately 13.4% from 2005. This represents projected annual growth in population of 2.36%, compared to projected annual growth of 1.58% for Texas. According to the American Community Survey, the estimated number of housing units within Carrollton was 66,710 in 2000, increasing by 13.3% (to 75,561) in 2005 and projected to increase by 13.2% (to 85,516) by 2010. According to reports published by Claritas, Inc., family household income in Carrollton in 2004 compared favorably to such income in the Dallas CBSA and Texas as a whole. The relevant figures were:
2005 Family Household Income
	Average	Median	Per Capita
Carrollton	$85,186	$66,966	$32,471
Dallas CBSA	$73,835	$54,903	$26,984
Texas	$62,838	$45,797	$22,352

Maverick Bancshares, Inc.
Amendment No. 2

     Industry, Labor and Employment. According to Claritas, Inc., there are approximately 5,487 businesses located in Carrollton. Carrollton has approximately 1,373 retail trade businesses, approximately 2,419 service firms and approximately 2,195 professional and other occupational firms. The service sector, which includes professional, business, health and educational services, represents the largest employment sector, providing 40.4% of the jobs in Carrollton.

     We believe that Carrollton and our PSA as a whole present a growing and diversified economic environment that will support Maverick Bank's formation. As a community bank, Maverick Bank will be designed to serve the needs of the citizens and businesses within this growing economy.

     Competition. The banking business is highly competitive. Maverick Bank will compete with other commercial banks, savings and loan associations, credit unions, and money market mutual funds operating in its PSA. As of June 30, 2005, the latest date for which information is available, Carrollton was served by 18 insured financial institutions operating a total of 36 retail branches. A number of these competitors are well established in our two primary service areas.

     According to the FDIC, bank and thrift deposits in Carrollton grew from approximately $821,833,000 in June 2004 to approximately $956,614,000 in June 2005. The following table illustrates the deposit base and market share of the financial institutions located in Carrollton as of June 30, 2005, the latest date for which information is available.

	Offices	Deposits (in thousands)	Market Share	Growth Rate
Bank of America (Charlotte, NC)	6	160,294	16.8%	3.8%
Comerica Bank (Detroit, MI)	2	62,400	6.5%	-2.0%
Gateway National Bank (Dallas, TX)	1	2,326	0.2%	-10.9%
Compass Bank (Birmingham, AL)	3	98.217	10.3%	1.0%
JP Morgan Chase Bank (Columbus, OH)	5	295,143	30.9%	160.4%
Washington Mutual Bank (Stockton, CA)	4	94,138	9.8%	6.0%
Wells Fargo Bank (Los Angeles, CA)	3	56,800	5.9%	3.9%
Wachovia Bank (Charlotte, NC)	2	22,597	2.4%	-30.9%
Legacy Bank of TX (Plano, TX)	1	11,499	1.2%	2.7%
Plainscapital Bank (Lubbock, TX)	1	21,565	2.3%	15.2%
GNB Financial (Gainesville, TX)	1	18,565	1.9%	-5.9%
Bank of The West (Irving, TX)	1	19,921	2.1%	52.5%
Colonial Savings (Fort Worth, TX)	1	38,131	4.0%	-1.6%
First International Bank (Plano, TX)	1	10,419	1.1%	12.6%
First National Bank TX (Killeen, TX)	1	1,545	0.2%	-0.6%
Hibernia National Bank (New Orleans, LA)	1	10,040	1.0%	N/A
Pointbank (Pilot Point, TX)	1	20,326	2.1%	0.3%
Texasbank (Fort Worth, TX)	1	12,688	1.3%	17.2%
Totals	36	956,614		1.64%

     We will compete directly with many of the institutions named in the table above. Additionally, we anticipate further competition as existing institutions in the market expand their branch networks or as institutions from other markets branch into our two primary service areas.

     We recognize that most of our competitors have substantially greater resources and lending limits than we will have and provide other services, such as extensive and established branch networks and trust services, which we do not expect to provide initially. As a result of these competitive factors, we may have to pay higher interest rates to attract depositors or extend credit with lower interest rates to attract borrowers. However, we will attempt to minimize these competitive factors and attract new banking relationships by offering our customers a personalized approach to banking.

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Amendment No. 2

     As shown in the table above, a number of large national and regional institutions have entered or expanded in our PSA as a result of the acquisition of smaller community banks. A number of these large national and regional institutions are well established within our PSA, holding over 83.3% of deposits June 30, 2005. These large national and regional institutions include Bank of America., JP Morgan Chase Bank, Washington Mutual Bank, Wells Fargo Bank, Wachovia Bank, Comerica Bank, Compass Bank and Hibernia National Bank.

     With respect to these large national and regional institutions, many of the customer service functions, as well as authority for loan approval, are located outside our PSA. We believe an attractive opportunity exists for a new bank that positions itself as a locally-owned community bank headquartered in Carrollton. We intend to differentiate Maverick Bank from our competitors primarily through our active calling programs for directors and officers, our involvement in the communities we serve, the quality and experience of our staff and our convenient office locations.

Philosophy and Strategy

     Our philosophy will be to operate as a community bank emphasizing prompt, personalized customer service to the individuals and businesses located in our PSA. We have adopted this philosophy in order to attract customers and acquire market share now controlled by other financial institutions in our primary service area. Accordingly, to carry out our philosophy we have developed a business strategy involving the following key elements:

  Quality Employees. We intend to hire highly trained and seasoned staff, preferably with existing customer relationships established through prior banking experience. We plan to train our staff to answer questions about all of our products and services so that the first employee the customer encounters can answer the customer's banking related questions, as well as suggest products and services that may be of interest to the customer. We are committed to hiring experienced and qualified staff, although this may result in higher personnel costs than are typically experienced by similar financial institutions.

  Experienced Senior Management. Our three executive officers possess extensive banking experience in the Northern portion of the Greater Dallas metropolitan area as well as substantial business and banking contacts in Carrollton and Lewisville. See "Management" on page 34.

  Community-Oriented Board of Directors. A portion of the boards of directors of the Company and Maverick Bank will consist predominately of long time residents of the North Dallas area and will be sensitive and responsive to the needs of the communities we serve. Additionally, our board of directors will represent a wide array of business experience and community involvement. We expect that the directors will bring substantial business and banking contacts to the bank as a result of their experience and involvement.

  Officer and Director Call Program. We intend to implement an active officer and director call program to promote Maverick Bank. The purpose of this call program will be to visit prospective customers, to describe our products and services and to invite them to do business with the bank.

  Individual Customer Focus. We will focus on providing individualized service and attention to our target customers, which include individuals and small- to medium-sized businesses. As our employees, officers and directors become familiar with our customers, we will respond to credit requests quickly and be more flexible in approving loans based on asset quality and personal knowledge of the customer.

  Local Decision Making. We plan to position Maverick Bank as a locally-owned, community bank focused on being more responsive to customer requests and to the banking needs of individuals and businesses within the communities we serve.

  Highly Visible Site. Initially, we will have a location that will be centrally located within the PSA. We believe that this location will enhance our image as a strong competitor.

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  Marketing and Advertising. We plan to promote Maverick Bank and to develop its image as a community-oriented bank with an emphasis on quality service and personal contact. We will also use traditional sources such as local newspaper advertisements and local event sponsorship; however, we plan to focus our marketing efforts on our formal calling program to leverage existing relationship of directors and executive officers.

  Offer Fee-Generating Products and Services. Our range of services, pricing strategies, interest rates paid and charged, and hours of operation will be structured to attract our target customers and increase our market share. We will offer small businesses, professionals, entrepreneurs and consumers superior loan services while charging appropriate fees for such services and using technology and engaging third-party service providers to perform some functions at a lower cost to increase fee income. We believe our broad array of products and services will enhance our private banking relationships.

  Capitalize on Trend Toward Consolidation. We believe that consolidation in the banking industry will continue, resulting in many individuals and small- to medium-sized businesses being dissatisfied with the upheaval in their banking relationships. We expect to capitalize on continued industry consolidation. By positioning ourselves as a community bank that is interested in delivering personal service, we believe that we will draw many of those dissatisfied customers to us.

     We believe that by implementing the strategies discussed above we will be able to attract sufficient customers and market share in our primary service area to be successful and obtain profitability. However, we can not provide any assurances that we will be able to implement these strategies or that these strategies, when implemented, will be successful.

Lending Services

     Lending Policy. Maverick Bank is being established to generally support the PSA; consequently, we will aggressively lend money to creditworthy borrowers within that area. Initially, we will have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Dallas which will permit us to borrow against our loan portfolio at preferred rates.

     We estimate that, after three years of banking operations, our loan portfolio will be comprised of the following:

Loan Category	Percentage of Loan Portfolio
Commercial real estate loans	48.5%
Construction and development loans	32.5%
Commercial loans to small- and medium- sized businesses	15%
Consumer loans	4%

     Given that only almost none of our projected loan portfolio will be comprised of residential real estate loans, our projected loan portfolio contains more risk than a loan portfolio that places greater emphasis on residential real estate loans. For a discussion of the risks associated with each of these loan types, please see the discussion below under the headings "- Real Estate Loans," "- Commercial Loans" and "- Consumer Loans" below.

     We plan to avoid concentrations of loans to a single industry or based on a single type of collateral. To address the risks inherent in making loans, we will maintain an allowance for loan losses based on, among other things, an evaluation of our loan loss experience, the amount of past due and nonperforming loans, current and anticipated economic changes and the values of certain loan collateral. Based upon such factors, our management will make various assumptions and judgments about the ultimate collectibility of the loan portfolio and provide an allowance for probable loan losses based upon a percentage of the outstanding balances and for specific loans. However, because there are certain risks that cannot be precisely quantified, management's judgment of the allowance is

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necessarily an approximation and imprecise. The adequacy and methodology of our allowance for loan losses will be subject to regulatory examination and compared to a peer group of financial institutions identified by the bank's regulatory agencies.

     Loan Approval and Review. Our loan approval policies will provide for various levels of officer lending authority. When the amount of total loans to a single borrower exceeds that individual officer's lending authority, either an officer with a higher lending limit or our Loan Committee will determine whether to approve the loan request. We will not make any loans to any of our directors or executive officers unless our board of directors first approves the loan, and the terms of the loan are no more favorable than would be available to any comparable borrower.

     Lending Limits. Our lending activities will be subject to a variety of lending limits imposed by law. Differing limits apply in some circumstances based on the type of loan or the nature of the borrower, including the borrower's relationship to Maverick Bank. In general, however, we will be able to loan any one borrower a maximum amount equal to either:

  25% of Maverick Bank's statutory capital and certified surplus if the loan is not fully secured; or

  40% of Maverick Bank's statutory capital and surplus if the amount of the loan that exceeds such 25% is secured by readily marketable collateral as determined by reliable and continuously available price quotations.

     Based on our proposed minimum capitalization and projected pre-opening expenses, our initial lending limit will be approximately $3,000,000 for loans not fully secured and approximately $4,800,000 for loans that are fully secured by good collateral. Our management team has not yet established any minimum or maximum loan limits other than the statutory lending limits described above. These limits will increase or decrease as our capital increases or decreases as a result of its earnings or losses, among other reasons. We may sell participations in our loans to other financial institutions in order to meet all of the lending needs of loan customers. Initially, we will have limited working capital to fund our anticipated loan growth. Through our banking operations, our ability to attract deposits will serve as our primary source of working capital to fund loans. To provide additional sources of working capital, we plan to maintain a federal funds borrowed line of credit with one or more correspondent banks and to apply for membership to the Federal Home Loan Bank of Dallas which will permit us to borrow against our loan portfolio at preferred rates.

     Credit Risks. The principal economic risk associated with each category of loans that we expect to make is the creditworthiness of the borrower. Borrower creditworthiness is affected by general economic conditions and the strength of the relevant business market segment. General economic factors affecting a borrower's ability to repay include interest, inflation and employment rates, as well as other factors affecting a borrower's customers, suppliers and employees.

     With respect to real estate loans generally, the ability of a borrower to repay a real estate loan will depend upon a number of economic factors, including employment levels and fluctuations in the value of real estate. In the case of a real estate purchase loan, the borrower may be unable to repay the loans at the end of the loan term and may thus be forced to refinance the loan at a higher interest rate, or, in certain cases, the borrower may default as a result of its inability to refinance the loan. In either case, the risk of nonpayment by the borrower is increased. In the case of a real estate construction loan, there is generally no income from the underlying property during the construction period, and the developer's personal obligations under the loan are typically limited. Each of these factors increases the risk of nonpayment by the borrower. The marketability of all real estate loans, including adjustable rate mortgage loans, is also generally affected by the prevailing level of interest rates.

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     The well established financial institutions in our PSA are likely to make proportionately more loans to medium- to large-sized businesses than we will make. Many of our anticipated commercial loans will be made to small- to medium-sized business that may be less able to withstand competitive, economic and financial pressures than large borrowers. Our commercial loan portfolio is expected to consist of loans to individual, partnership and corporate borrowers that are primarily located in the PSA. Accordingly, we anticipate that our commercial borrowers will reflect the diversified businesses of our two primary service areas, and will principally include service, retail trade and manufacturing firms. The risks associated with commercial loans depend to a large extent upon various economic factors, including the strength of the economy in each of our two primary service areas and the ability of our commercial borrowers to properly evaluate and respond to a changing marketplace. In addition, our commercial borrowers will likely face risks related specifically to the unique nature of their business. For example, service and retail trade firms may incur risks associated with labor shortages and consumer preference changes, while manufacturing firms may incur risks associated with raw material and labor shortages, as well as currency fluctuations.

     Consumer loans generally involve more credit risks than other loans because of the type and nature of the underlying collateral or because of the absence of any collateral. Consumer loan repayments are dependent on the borrower's continuing financial stability and are likely to be adversely affected by job loss, divorce and illness. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the case of default. In most cases, any repossessed collateral will not provide an adequate source of repayment of the outstanding loan balance. Although the underwriting process for consumer loans includes a comparison of the value of the security, if any, to the proposed loan amount, we cannot predict the extent to which the borrower's ability to pay, and the value of the security, will be affected by prevailing economic and other conditions.

     Real Estate Loans. We will make commercial real estate loans and construction and development loans. These loans will include some commercial loans where we will take a security interest in real estate out of an abundance of caution and not as the principal collateral for the loan, but will exclude home equity loans, which are classified as consumer loans.

  Commercial Real Estate. Our commercial real estate loan terms generally will be limited to five years or less, although payments may be structured on a longer amortization basis. Interest rates may be fixed or adjustable, with an origination fee generally being charged on each loan funded. We will attempt to reduce credit risk on our commercial real estate loans by emphasizing loans on owner-occupied office and retail buildings where the ratio of the loan principal to the value of the collateral as established by independent appraisal does not exceed 80%. We will also project minimum levels of net projected cash flow available for debt service based on the type of loan. In addition, we may require personal guarantees from the principal owners of the property supported by a review by our management of the principal owners' personal financial statements. Risks associated with commercial real estate loans include fluctuations in the value of real estate, employment rates, tenant vacancy rates and the quality of the borrower's management. In addition, commercial real estate loans are generally riskier than residential real estate loans because such commercial properties may be limited to a specific use making it more difficult to sell such properties to recover loan losses. We will attempt to limit our risk by analyzing borrowers' cash flow and collateral value on an ongoing basis.

  Construction and Development Loans. Our construction and development loans will be made both on a pre-sold and speculative basis. If the borrower has entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a pre-sold basis. If the borrower has not entered into an agreement to sell the property prior to beginning construction, then the loan is considered to be on a speculative basis. Construction and development loans are generally made with a term of nine months and interest is paid periodically. The ratio of the loan principal to the value of the collateral as established by independent appraisal will not generally exceed 80%. Additionally, speculative loans will be based on the borrower's financial strength and cash flow position. Loan proceeds will be disbursed based on the percentage of completion and only after the project has been inspected by an experienced construction lender or appraiser.

     Construction and development loans generally carry a higher degree of risk than long term financing of existing properties. Repayment usually depends on the ultimate completion of the project within cost estimates and on the sale of the property. Specific risks include cost overruns, mismanaged construction, inferior or

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improper construction techniques, economic changes or downturns during construction, a downturn in the real estate market, rising interest rates which may prevent sale of the property and failure to sell completed projects in a timely manner. We will attempt to reduce risk by obtaining personal guarantees where possible, and by keeping the loan-to-value ratio of the completed project below specified percentages. We may also reduce risk by selling participations in larger loans to other institutions when possible.

     Commercial Loans. A primary component of our loan portfolio will be loans for commercial purposes. Our commercial loan portfolio is expected to consist of loans principally to retail trade, service and manufacturing firms located in each of our primary service areas. The terms of these loans will vary by purpose and by type of underlying collateral, if any. We will typically make equipment loans for a term of five years or less at fixed or variable rates, with the loan fully amortized over the term. Equipment loans generally will be secured by the financed equipment, and the ratio of the loan principal to the value of the financed equipment or other collateral will generally be 80% or less. Loans to support working capital will typically have terms not exceeding one year and will usually be secured by accounts receivable, inventory, or other collateral, as well as personal guarantees of the principals of the business. For loans secured by accounts receivable or inventory, principal will typically be repaid as the assets securing the loan are converted into cash, and for loans secured with other types of collateral, principal will typically be due at maturity. The primary risk for commercial loans is the failure of the business due to economic and financial factors. As a result, the quality of the commercial borrower's management and its ability both to properly evaluate changes in the supply and demand characteristics affecting its markets for products and services and to effectively respond to such changes are significant factors in a commercial borrower's creditworthiness and our decision to make a commercial loan.

     Consumer Loans. We will make a variety of loans to individuals for personal, family and household purposes, including secured and unsecured installment and term loans. The primary risk associated with consumer loans is that repayments depend upon the borrower's financial stability and are more likely to be adversely affected by divorce, job loss, illness and personal hardships. Because many consumer loans are secured by depreciable assets such as boats, cars, and trailers, the loan should be amortized over the useful life of the asset. We plan to limit each borrower's fixed monthly obligations to less than 40% of the borrower's gross monthly income in order to minimize the risk that the borrower will be unable to satisfy the monthly payment obligations related to the loan. The borrower will generally be required to be employed for at least 12 months prior to obtaining the loan. The loan officer will review the borrower's past credit history, past income level, debt history and, when applicable, cash flow and determine the impact of all these factors on the ability of the borrower to make future payments as agreed. Consumer loans will generally be made at a fixed rate of interest. While we believe our policies will help minimize losses in the consumer loan category, because of the nature of the collateral, if any, it may be more difficult to recover any loan losses.

Investments

     In addition to loans, we will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. These investments will include U.S. Treasury bills with treasury notes, as well as investments in securities of federally sponsored agencies, such as Federal Home Loan Bank bonds. In addition, we may also invest in federal funds, negotiable certificates of deposit, banker's acceptances, mortgage backed securities, corporate bonds and municipal or other tax-free bonds. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation. Our Asset/Liability/Investment Committee will review the investment portfolio on an ongoing basis in order to ensure that the investments conform to our policy as set by our board of directors.

Asset and Liability Management

     Our Asset/Liability/Investment Committee will manage our assets and liabilities and will strive to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity and adequate liquidity. The committee will conduct these management functions within the framework of written loan and investment policies that we will adopt. The committee will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration and interest adjustment period and attempt to manage any gaps in maturity ranges.

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Amendment No. 2

Deposit Services

     We will seek to establish solid core deposits, including checking accounts, money market accounts, savings accounts, a variety of certificates of deposit and IRA accounts. To attract deposits, we will employ an aggressive marketing plan in our primary service area and feature a broad product line and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in, our primary service area. We plan to obtain these deposits through personal solicitation by our officers and directors, direct mail solicitations and advertisements in the local media. In order to attract our initial deposit base, we may offer higher interest rates on various deposit accounts.

Other Banking Services

     Other anticipated bank services include overdraft protection, direct deposit, wire transfers, night depository, safe deposit boxes, travelers checks, debit cards and automatic drafts. We plan to become associated with a shared network of automated teller machines that our customers will be able to use throughout Texas and other regions. We may offer annuities, mutual funds and other financial services through a third party that has not yet been chosen. We also plan to offer Mastercard® and VISA® credit card services through a correspondent bank as an agent for the bank. We will not exercise trust powers during our early years of operation. We may in the future offer a full-service trust department and internet banking with corporate cash management services, but cannot do so without additional approvals of the Texas Department.

Marketing and Advertising

     Our target customers will be the residents and the small- to medium-sized businesses and their employees located in our two primary service areas.

     We intend to develop our image as a community-oriented bank with an emphasis on quality service and personal contact. While we plan to utilize traditional advertising mediums such as local newspapers and local event sponsorship, we plan to focus our marketing efforts on leveraging the existing relationships of our directors and management, principally through our formal calling program.

Employees

     When it begins operations, Maverick Bank will have approximately 14 full-time employees. We do not expect the Company to have any employees who are not also employees of Maverick Bank.

Office Facilities

     We expect to construct our permanent main office and Maverick Bank's main banking facility on a 2.2 acre site located at 4103 Highway 121 in Carrollton, several hundred yards away from the boundary with Lewisville. We own an option to purchase the site pursuant to which we may delay the purchase of the site until mid-October 2006. The purchase price of the site is $1,200,000, but we plan to sell off approximately one acre not needed for our building, for approximately $600,000. The projected cost of constructing the intended 15,000 square foot building is $2,500,000 and the estimated cost of furnishing and equipping the facility is $605,800.

Legal Proceedings

     As of the date of this prospectus, there were no legal proceedings to which we, or any of our properties, were subject.

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Amendment No. 2

MANAGEMENT

General

     The following table sets forth, for the directors and executive officers of the Company and Maverick Bank, (i) their names, and ages as of April 30, 2006, (ii) their respective positions with us, (iii) the number of shares of common stock we expect to be beneficially owned by our organizers, directors and executive officers after this offering, (iv) the percentage of outstanding shares such number will represent, and (v) the number of shares subject to warrants and options we expect them to receive when we complete this offering. The address of each of the individuals below is the address of our main office.

Name and Address (Age) Directors and Executive Officers	Positions to be Held	Number of Shares	Percentage of Outstanding Shares of Minimum/Maxi- mum Offerings	Shares Subject to Warrants	Shares Subject to Options at Minimum/Maxi- mum Offerings
Larry A. Barnett (61)	Director	20,000	1.54/1.00	20,000	-0-
Shahan Choudhury (48)	Director	10,000	.77/.50	10,000	-0-
Travis F. Crim (47)	Director	15,000	1.15/.75	15,000	-0-
David O. Daniel (66)*	Director	10,000	.77/.50	10,000	-0-
Scott S. Eggen (52)	Director	10,000	.77/.50	10,000	-0-
Terry C. Hall (63)	Director	10,000	.77/.50	10,000	-0-
Chowdhury (Tipoo) Hossain (50)	Director	10,000	.77/.50	10,000	-0-
Martha Z. Newland (67)	Director	15,000	1.15/.75	15,000	-0-
James A. Priebe (40)*	Director	15,000	1.15/.75	15,000	-0-
Kenneth E. Roberts (47)	Senior Vice President, Chief Lending Officer and Director	10,000	.77/.50	10,000	65,000/100,000
Raymond W. Sanders (61)	Chairman of the Board of Directors	10,000	.77/.50	10,000	-0-
Jonathan C. Seib (30)*	Director	37,500	2.88/1.87	37,500	-0-
Todd A. Seib (29)*	Director	37,500	2.88/1.87	37,500	-0-
Russell L. Tackett (54)	Senior Vice President, Chief Financial Officer and Director	15,000	1.15/.75	15,000	65,000/100,000
Patrick J. Wharry (37)	Director	10,000	.77/.50	10,000	-0-
Wayne M. Woodruff (59)	President, Chief Executive Officer and Director	10,000	.77/.50	10,000	65,000/100,000
Total ownership by Directors and Officers		245,000		245,000	195,000/300,000

*Indicates a director of the Company only.

     Each person listed as a director of the Company in the table above has served as a director since its inception. The directors of the Company do not serve staggered terms, which means that all of them will be elected each year

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at our annual meeting of shareholders. Our officers are appointed by our board of directors and hold office at the will of our board. See "Important Provisions of the Company's Articles of Incorporation and Bylaws" on page 43.

     Each person listed in the table as a proposed director of Maverick Bank will, upon approval of the Texas Department, serve until Maverick Bank's first shareholders' meeting, which will convene shortly after Maverick Bank receives its charter. The Company, as the sole shareholder of Maverick Bank, will nominate each proposed director to serve as a director of the bank at that meeting. After the first shareholders' meeting, directors of the bank will serve for a term of one year and will be elected by the Company each year at Maverick Bank's annual meeting of shareholders. Maverick Bank's officers will be appointed by its board of directors and will hold office at the will of its board.

     The following is a biographical summary of each of our directors and executive officers.

Larry A. Barnett has been in the construction business for the past 30 years and has been President of Engineered Retaining Wall Systems, Inc., a Euless, Texas-based engineering and construction company, for the last five years.

Shahan Choudhury, a native of Bangladesh and a U.S. citizen, has served as the President of Midas Financials, Inc., a Dallas-based financial services company, since 1997. He is a graduate of Wayne State University.

Travis F. Crim has served as a senior (mortgage) lending officer with Prime Lending, Inc., a Dallas-based financial services company, for the last five years. He holds a BA degree from Stephen F. Austin State University.

David O. Daniel, has been a principal and manager of SCS Group, LLC, a Dallas-based construction management and other real estate services provider, since December 2005. During October 2000 - December 2005, he was President of Planet E Shop, Inc., a Dallas-based direct response services provider. Mr. Daniel is a member of Search One Rescue Team, a not-for-profit, community service search and rescue organization. He holds a BBA from Texas Tech University

Scott S. Eggen has served as President of PlainsCapital Mortgage Services, Inc. for the past eighteen months and as Senior Vice President of Prime Lending, Inc., for the last five years. He is a graduate of St. Cloud University.

Terry C. Hall has been the principal of Hall Holdings, Inc., a Dallas-based home builder and real estate investments company for the last five years. Mr. Hall holds BA, MS and MBA degrees from North Texas State University.

Chowdhury Hossain is an architect, builder and real estate developer. He has owned several Richardson, Texas-based businesses, including Plainvision, Ltd., an architectural firm, and USA Builders Corp., for the last five years. He is a graduate of the University of Texas at Arlington.

Martha Z. Newland has been the owner of Beasely's Jewelry Store in Lewisville since 1968. Ms. Newland attended University of North Texas and is a Director of the Lewisville Chapter of the American Cancer Society.

James A. Priebe has been a private investor since November 2004. During March 2003-November 2004, he served as a Director of Legal Affairs and General Counsel of Diversified Corporate Resources, Inc., a Dallas-based publicly-held staffing firm; during May 2002-March 2003, he served as a principal of a Dallas-based private telecom finance company; and, during March 2000-May 2002, he served as Vice President and Managing Director of Allegiance Capital Corporation, a Dallas-based investment banking firm. Mr. Priebe holds BA and JD degrees from the University of Wisconsin.

Kenneth E. Roberts has over nineteen years of experience in consumer and commercial banking, with eight years concentration in department management (adjustments, legal and workouts) and seven years experience in branch management. During 1999 - 2005, Mr. Roberts served as Vice President of First International Bank, a Lewisville-based commercial bank. During 2003 - 2005, he managed the bank's activities in the Lewisville and Carrollton markets and became an active member of the business, banking and civic communities. His civic involvement includes serving as President of the OTBA (Old Town Business Association of Lewisville) and as a director of the Lewisville Chamber of Commerce. Mr. Roberts is a graduate of Louisiana Tech University.

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Amendment No. 2

Raymond W. Sanders has been in the commercial real estate development business for the last 32 years and has been the principal and the President of Mid States Realty, LLC, a Dallas-based concern, for the last five years. He is a graduate of North Texas State University.

Jonathan C. Seib has served as Senior Vice President of Avalon Residential Care Homes, Inc., a Dallas-based operator of twelve Alzheimer's care homes, since January 1999. Mr. Seib received his Bachelor of Arts degree from the University of North Texas. Mr. Seib is the brother of director Todd A. Seib.

Todd A. Seib has been a mortgage lender with Paceter Wholesale Lending Group, Inc., a Dallas-based mortgage company, since 1999. He graduated from Saint Edwards University with a Bachelor of Business Administration degree. Todd Seib is the brother of director Jonathan C. Seib.

Russell L. Tackett has 30 years experience in all areas of banking operations and accounting. From 2000 to 2005, Mr. Tackett served as Senior Vice President, Cashier and Board Secretary of Signature Bank of Dallas. Mr. Tackett holds a BBA in Accounting from Texas Christian University and he is a graduate of the Southwestern School of Banking at Southern Methodist University.

Patrick J. Wharry, DDS is a doctor of dental surgery and has practiced dentistry since 2000. Dr. Wharry holds a BS from Austin College and a DDS from Baylor College of Dentistry.

Wayne M. Woodruff has over twenty-eight years experience in banking, financial analysis, budgeting and business planning, new business development, loan servicing, workouts and liquidations and management. From 1998 to 2005, he served as Senior Vice President and Chief Lending Officer of First International Bank. Mr. Woodruff holds a Certificate of Training for SBA Capital Access and Minority Pre-Approval Processing and is a registered consultant for all SBA products along with EX IM Bank programs.

Committees of the Boards of Directors

     We have established the following committees. Other committees may be established as needed once we begin banking operations. In the future, we expect to add additional members to each of our committees.

     Audit Committee. Our Audit Committee will recommend to the Board of Directors the independent public accountants to be selected to audit our annual financial statements and will approve any special assignments given to the independent public accountants. The committee will also review the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our internal accounting staff. Additionally, the committee will provide oversight to our compliance staff for adherence with regulatory rules and regulations, including the Community Reinvestment Act. The members of the committee will include Mrs. Newland and Messrs. Choudhury, Sanders, Tackett and Wharry.

     The Board of Directors has determined that Shahan Choudhury qualifies as an audit committee financial expert within the meaning of Paragraph (e) of Item 401 of Regulation S-B and has designated him as such. The Charter of the Audit Committee was adopted by the Board on July 3, 2006, and is attached hereto as an exhibit.

     Asset/Liability/Investment Committee. Our Asset/Liability/Investment Committee will have responsibility for our overall investment strategy. This will include liquidity management, risk management, and net interest margin management, as well as monitoring of deposit level trends and pricing, asset level trends and pricing and portfolio investment decisions. In addition, the committee will work closely with the board of directors to plan annual budgets and develop three to five year strategic plans. The members of the committee will include Messrs. Hossain, Roberts, Tackett and Woodruff.

     Loan Committee. Our Loan Committee will review any loan request made by a potential borrower over $200,000 for compliance with our lending policies and federal and state rules and regulations governing extensions of credit. After making this review, the committee will decide whether to extend credit to the potential borrower. In addition, the committee will have the responsibility for establishing and approving, in conjunction with management, all major policies and procedures pertaining to loan policy. The committee will also review all past due reports, non-accrual reports, and other indicators of overall loan portfolio quality, and will establish measurements for determining the adequacy of our loan loss reserve. The members of the committee will include Messrs. Barnett, Crim, Hossain, Roberts and Woodruff.

     Human Resources Committee. Our Human Resources Committee will establish compensation levels for officers of the Company and Maverick Bank, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs, including the Stock Option Plan described in this prospectus. The committee will also establish appropriate levels of directors and officers insurance and blanket bond insurance. The committee will include Messrs. Hall, Roberts, Sanders, Tackett and Woodruff.

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Amendment No. 2

EXECUTIVE COMPENSATION

2005 Compensation

     We began our organizational activities on July 11, 2005, and consequently, do not have historical compensation information for the requisite period required to be reported under the rules promulgated by the Securities and Exchange Commission. Accordingly, the following table shows information from July 11, 2005 through April 30, 2006 with regard to compensation for services rendered in all capacities to the Company by its three executive officers.

Summary Compensation Table
	Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)	Other Annual Compensation ($)
Wayne M. Woodruff, President and Chief Executive Officer	2005	69,500(1)	-0-	6,800(2)
Kenneth E. Roberts, Senior Vice President and Chief Lending Officer	2005	66,200(3)	-0-	6,500(4)
Russell L. Tackett, Senior Vice President and Chief Financial Officer	2005	55,000(5)	-0-	5,000(6)

  Represents consulting fees from October 14, 2005 through April 30, 2006. Mr. Woodruff will continue to be paid at a rate of $8,500 per month until Maverick Bank receives regulatory approvals to open. See "- Consulting and Employment Agreements" below.

  Represents automobile allowances paid from October 14, 2005 through April 30, 2006.

  Represents consulting fees from October 14, 2005 through April 30, 2006. Mr. Roberts will continue to be paid at a rate of $7,500 per month until Maverick Bank receives regulatory approvals to open. See "- Consulting and Employment Agreements" below.

  Represents automobile allowances paid from October 14, 2005 through April 30, 2006.

  Represents consulting fees from November 15, 2005, through April 30, 2006. Mr. Tackett will continue to be paid at a rate of $7,500 per month until Maverick Bank receives regulatory approvals to open. See "- Consulting and Employment Agreements" below.

  Represents automobile allowances paid from November 15, 2005 through April 30, 2006.

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Consulting and Employment Agreements

     Consulting Agreements with Each of the Executive Officers

     We entered into a Consulting Agreement with Wayne M. Woodruff, Kenneth E. Roberts and Russell L. Tackett, respectively, effective August 31, 2005, September 12, 2005 and September 27, 2005, respectively, all three agreements having terms and conditions identical to one another except for the following:

  Consulting Fee - Woodruff $8,500 per month, Roberts $7,500 per month and Tackett $7,500 per month; and

  Deferred Compensation - payable not later than 30 days following the date Maverick Bank opens for business - Woodruff $5,133.33 per month times the number of months elapsed until such date from the date of his Consulting Agreement, Roberts $5,000 per month and Tackett $5,000 per month.

     The term of each Consulting Agreement ends on the earlier of August 1, 2006, the date Maverick Bank receives regulatory approval to open, or the date that the executive officer is notified that the Company has abandoned its effort to organize Maverick Bank. Each Consulting Agreement may also be terminated by the Company for cause and upon the executive officer's death or disability. In case the Consulting Agreement is terminated other than for cause, the executive officer will be entitled to a severance payment of not less than $35,000. Under each Consulting Agreement, we have agreed to pay to the executive officer a signing bonus of $30,000 and an automobile allowance of $700 per month, and to reimburse the executive officer for medical insurance coverage and expenses incurred by him on behalf of the Company.

     Employment Agreements with each of the Executive Officers.

     Effective concurrently with his Consulting Agreement, we also entered with each of Messrs. Woodruff, Roberts and Tackett into an Executive Employment Agreement. The terms and conditions of these agreements are identical to one another, except for the different duties to be performed by each executive officer and the following:

Annual Salary - Woodruff $160,000, Roberts $145,000 and Tackett $150,000; and

     Effective concurrently with each of their Consulting Agreements, we also entered with each of Messrs. Woodruff, Roberts and Tackett into an Executive Employment Agreement. The terms of these agreements are identical to one another except for the different duties to be performed by each executive officer and the following:

  Annual Salary - Woodruff $160,000, Roberts $145,000 and Tackett $150,000; and

  Retail Value of the Automobile to be Furnished to the Executive Officer - Woodruff $48,000, Roberts $40,000 and Tackett $40,000.

     Each agreement commences on the date Maverick Bank receives regulatory approvals to open for business and continues for a period of three years. At the end of the initial term of the agreement, and at the end of each year thereafter, the agreement will be extended for successive one-year periods unless either party notifies the other of his or its intent not to extend the agreement. Employment may be terminated:

  by us for cause (as defined in the employment agreement);

  by the executive officer upon 30 days' notice; or

  upon the executive officer's death or disability.

     If the employment of the executive officer is terminated for any reason, he will be prohibited from competing with Maverick Bank or soliciting its customers within Dallas, Collin, Rockwall, Hunt, Kaufman and Denton Counties for a period of one year after the date of termination, or solicit employees of Maverick Bank for a period of

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one year after the date of termination. Under the terms of each agreement, if the executive officer is terminated without cause or if, following a change in control, the agreement is terminated, then the executive officer will be entitled to severance compensation equal to not less than his base salary for the previous year.

     In addition to the base salary, which will reviewed annually by the Board of Directors, each executive officer is also entitled to:

  participate in an executive bonus and salary continuation plan to be adopted by the Company;

  be covered under a term life insurance policy in an amount of not less than $250,000;

  be provided with a membership in a local country club and with typical employee benefits such as health insurance coverage.

     Also, each executive officer will be granted, when the agreement commences, non-qualified stock options to purchase shares of our common stock in an amount equal to 5% of the total number of shares sold in the offering, i.e. up to 100,000 shares. The options will vest ratably over 5 years, but the vested portion thereof may not be exercised before the third anniversary of the grant date. The exercise price of the options is $10 per share and their expiration date is the tenth anniversary of the date of grant.

Director Compensation

     The directors of the Company and Maverick Bank will not be compensated separately for their services as directors until we become cumulatively profitable. Thereafter, we will adopt compensatory policies for our directors that conform to applicable law.

Stock Option Plan

     General. We have adopted the Maverick Bancshares, Inc. 2006 Stock Incentive Plan that provides us with the flexibility to grant the stock incentives described in this section of the prospectus to our employees and officers for the purpose of giving them a proprietary interest in, and to encourage them to remain in the employ or service of, the Company and Maverick Bank. Our board of directors has reserved shares of our common stock for issuance through options that may be granted under the stock incentive plan in an amount of 2% of the total number of shares sold in the offering, i.e. up to 40,000 shares. No awards or grants will be made prior to the completion of the offering.

     Administration. It is expected that a committee of our board of directors, which will be comprised of at least two non-employee directors, will administer the plan. Our board of directors will consider the standards contained in both Section 162(m) of the Internal Revenue Code of 1986, as currently in effect, and Rule 16b-3 under the Securities Exchange Act, when appointing members to the committee. The committee and our board of directors will have the authority to grant awards under the plan, to determine the terms of each award, to interpret the provisions of the plan and to make all other determinations that they may deem necessary or advisable to administer the plan.

     The plan permits the committee or our board of directors to grant stock options to eligible persons. Options may be granted on an individual basis or to a group of eligible persons. Accordingly, the committee or our board of directors will determine, within the limits of the plan, the number of shares of our common stock subject to an option, to whom an option is granted and the exercise price and forfeiture or termination provisions of each option. A holder of a stock option generally may not transfer the option during his or her lifetime.

     Option Terms. The plan provides for incentive stock options and non-qualified stock options. The committee or our board of directors will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option, and the option will be evidenced by an agreement describing the material terms of the option.

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     The committee or our board of directors will determine the exercise price of an option. The exercise price of an incentive stock option may not be less than the fair market value of our common stock on the date of the grant, or less than 110% of the fair market value if the participant owns more than 10% of our outstanding common stock. When the incentive stock option is exercised, we will be entitled to place a legend on the certificates representing the shares of common stock purchased upon exercise of the option to identify them as shares of common stock purchased upon the exercise of an incentive stock option. The exercise price of non-qualified stock options may not be less than the fair market value of the common stock on the date that the option is awarded, based upon any reasonable measure of fair market value.

     The committee or our board of directors will also determine the term of an option. The term of an incentive stock option or non-qualified stock option may not exceed ten years from the date of grant, but any incentive stock option granted to a participant who owns more than 10% of our outstanding common stock will not be exercisable after the expiration of five years after the date the option is granted. Subject to any further limitations in the applicable agreement, if a participant's employment terminates, an incentive stock option will terminate and become unexercisable no later than three months after the date of termination of employment. If, however, termination of employment is due to death or disability, one year will be substituted for the three-month period. Incentive stock options are also subject to the further restriction that the aggregate fair market value, determined as of the date of the grant, of our common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $10,000 per recipient. If incentive stock options covering more than $100,000 worth of our common stock first become exercisable in any one calendar year, the excess will be non-qualified options. For purposes of determining which options, if any, have been granted in excess of the $100,000 limit, options will be considered to become exercisable in the order granted.

     Change of Control. In the event of a change in control, any outstanding options under the plan shall be fully vested, non-forfeitable, and become exercisable, as of the date of the change in control.

     Termination of Options. The terms of particular options may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with the Company or Maverick Bank, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. An agreement may provide that if the holder dies or becomes disabled, the holder's estate or personal representative may exercise the option. The committee or our board of directors may, within the terms of the plan and the applicable agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above.

     Reorganizations. The plan provides for an appropriate adjustment in the number and kind of shares subject to unexercised options in the event of any change in the outstanding shares of our common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event. In the event of some types of corporate reorganizations, the committee or our board of directors may, within the terms of the plan and the applicable agreement, substitute, cancel, accelerate, cancel for cash or otherwise adjust the terms of an option.

     Amendment and Termination of the Plan. Our board of directors has the authority to amend or terminate the plan. Our board of directors is not required to obtain shareholder approval to terminate the plan or, generally, to amend the plan, but may condition any amendment or termination of the plan upon shareholder approval if it determines that shareholder approval is necessary or appropriate under tax, securities, or other laws. However, any action by our board of directors may not adversely affect the rights of a holder of a stock option without the holder's consent.

     Federal Income Tax Consequences. The following discussion outlines generally the federal income tax consequences of participation in the plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the plan.

  Incentive Stock Options. A participant will not recognize income upon the grant of an incentive stock option, nor will he or she be taxed when exercising all or a portion of their option. Instead, the participant will be taxed when he or she sells the shares of common stock purchased upon exercise of the incentive

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stock option. The participant will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells the stock. If the participant does not sell the shares of our common stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, the gain will be a capital gain and we will not get a corresponding deduction. If the participant sells the shares of our common stock at a gain before that time, the difference between the amount the participant paid for the stock and the lesser of its fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income and we will be entitled to a corresponding tax deduction. If the participant sells the shares of our common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

  Non-Qualified Options. A participant will not recognize income upon the grant of a non-qualified option or at any time before the exercise of the option or a portion of the option. When the participant exercises a non-qualified option or portion of the option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for the stock, and we will then be entitled to a corresponding deduction.

     Depending upon the time period for which shares of our common stock are held after exercising an option, the sale or other taxable disposition of shares acquired by exercising a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of such shares when the non-qualified option was exercised.

Code of Ethics

     On July 3, 2006, the Board of Directors adopted a Code of Ethics for Senior Financial Officers, which include the President/CEO, Chief Lending Officer, Chief Financial Officer, Controller and Assistant Controller. The Code of Ethics was adopted in accordance with Item 406 of Regulation S-B and is attached hereto as an exhibit.

RELATED PARTY TRANSACTIONS

     During November 2005-March 2006, Bankers FirstSource, LLC, an entity owned by Todd A. Seib, one of our directors, advanced $145,000 to the Company. The advances do not bear interest and are repayable solely by means of allowing Messrs. Todd and Jonathan Seib to purchase shares of our common stock in the offering by using, in part, the proceeds from such repayment. The advances are designed to be treated as advances made by Messrs. Todd and Jonathan Seib in their capacity as organizers.

     We also expect to enter into banking and other business transactions in the ordinary course of business with our organizers, directors and officers, including members of their families or corporations, partnerships or other organizations in which these organizers, directors and officers have a controlling interest. If transactions between the Company or Maverick Bank and any of our organizers, directors or officers occur, the transaction:

  will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to us;

  will be on terms no less favorable than could be obtained from an unrelated third party; and

  will be approved by a majority of the directors who do not have an interest in the transaction.

Maverick Bancshares, Inc.
Amendment No. 2

DESCRIPTION OF CAPITAL STOCK OF THE COMPANY

Common Stock

     Our articles of incorporation authorize our board of directors, without shareholder approval, to issue up to 20,000,000 shares of common stock, par value $.01 per share, of which up to 2,000,000 shares will be issued in this offering. As of the date of this prospectus, up to 351,000 shares of our common stock were reserved for issuance upon the exercise of the Shareholder Warrants, up to 346,000 shares of our common stock were reserved for issuance upon the exercise of stock options to be issued to our three executive officers, to BRI and under our stock option plan, and 245,000 shares of our common stock were reserved for issuance upon the exercise of the Organizer and Director Warrants.

     All shares of our common stock will be entitled to share equally in dividends from legally available funds, when, as and if declared by our board of directors. Upon voluntary or involuntary liquidation or dissolution of the Company, all shares of our common stock will be entitled to share equally in all of the Company' assets that are available to for distribution the shareholders. We do not anticipate paying any cash dividends on our common stock in the near future. Each holder of our common stock will be entitled to one vote for each share on all matters submitted to shareholders. Holders of our common stock will not have any right to acquire authorized but unissued capital stock of the Company whenever we issue new shares of our capital stock. No cumulative voting right with respect to the election of directors, redemption rights, sinking fund provisions or conversion rights apply to our common stock. All shares of our common stock issued in the offering will be fully paid and non-assessable.

Preferred Stock

     Our Articles of Incorporation also authorize our board of directors, without shareholder approval, to issue up to 5,000,000 shares of preferred stock, $1.00 par value per share. Our board of directors may determine the terms of the preferred stock. Preferred stock may have voting rights, subject to applicable law and determination by our board of directors. Although we have no present plans to issue any preferred stock, the ownership and control of the Company by the holders of our common stock would be diluted if we were to issue preferred stock that had voting rights.

Shareholder Warrants

     By subscribing to this offering each subscriber (except our organizers and directors) will receive, on the date Maverick Bank opens for business, one Shareholder Warrant for each 5 shares of our common stock purchased by the subscriber in the offering. The Shareholder Warrants will be immediately vested and exercisable but must be exercised not later than the third anniversary of their issuance. Each share purchased under these warrants will be issued at a price of $12.50, subject to adjustment for stock splits, recapitalizations or other similar events. Additionally, if either the Company's of Maverick Bank's capital falls below the minimum level mandated by its primary regulator, we may be directed to require the shareholders to exercise or forfeit these warrants.

Organizer and Director Warrants

     Our organizers intend to purchase approximately 245,000 shares of our common stock in this offering at a price of $10.00 per share. As previously stated, in consideration for assisting in our organization and in recognition of the financial risks undertaken by the organizers, on the date Maverick Bank opens for business, each of our organizers will be granted Organizer and Director Warrants, the amount of which in the aggregate is equal to the number of shares of our common stock purchased by them in the offering, i.e. up to 245,000 warrants. The final number of each of the Organizer and Director Warrants granted will be based upon the ultimate total organizational and pre-opening expenses incurred in connection with the Company and Maverick Bank. The total number of Organizer Warrants will be determined by dividing the total of such expenses by 10, with each organizer being granted an equal share of such Organizer Warrants. The remainder of the 245,000 warrants will be designated as Director Warrants and be allocated to each of the directors based on the following formula:

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Amendment No. 2

Number of shares of common stock purchased by the director in the offering	less	Number of Organizer Warrants allocated to the director	=	Number of Director Warrants allocated to the director

     Both sets of these warrants will remain exercisable for the ten year period following the date on which Maverick Bank opens for business. Each share purchased under either of these warrants will be issued at a price of $10.00, subject to adjustment for stock splits, recapitalizations or other similar events. Additionally, if either the Company's or Maverick Bank's capital falls below the minimum level mandated by its primary regulator, we may be directed to require the organizers to exercise or forfeit these warrants.

     There are differences between the two types of these warrants. The Organizer Warrants are vested and exercisable in their entirety immediately upon issuance and are freely transferable. The Director Warrants, on the other hand, vest and become exercisable in three equal installments on the first, second and third anniversary of their issuance provided that on each anniversary the holder serves as a member of our Board of Directors and has attended at least 75% of the meetings of such Board during the preceding year. Director Warrants are transferable only upon the death of the original holder.

IMPORTANT PROVISIONS OF OUR
ARTICLES OF INCORPORATION AND BYLAWS

Protective Provisions

     Certain provisions of our Articles of Incorporation and Bylaws highlighted below may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management. These provisions include:

  the availability of authorized but unissued shares of common stock for issuance from time to time at the discretion of our board of directors;

  the existence of the preferred stock which could be issued from time to time at the discretion of our Board of Directors;

  bylaw provisions enabling our Board of Directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors present at the meeting; and

  bylaw provisions establishing an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the Board of Directors.

     Although our Bylaws do not give our Board of Directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our shareholders.

Indemnification

     Our Articles of Incorporation provide generally that we shall indemnify and hold harmless each of our directors and executive officers and may indemnify any other person acting on our behalf in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. For example, we will not indemnify any person from or against expenses, liabilities, judgments, fines, penalties or other payments resulting from:

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  an administrative proceeding in which civil money penalties are imposed by an appropriate regulatory agency; or

  other matters for which the person is determined to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation, unless and only to the extent that a court shall determine indemnification to be fair despite the adjudication of liability.

     In addition, to the extent that indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Company, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability

     Our Articles of Incorporation limit the personal liability of our directors and officers in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director's or officer's acts or omissions while acting in a capacity as a director or officer, with certain exceptions. Consistent with the Texas Business Corporation Act, our Articles of Incorporation do not limit the personal liability of our directors and officers in connection with:

  a breach of a director's duty of loyalty to the corporation or its shareholders;

  an act or omission not in good faith that constitutes a breach of the duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

  a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

  an act or omission for which the liability of a director is expressly provided for by statute.

     Our Articles of Incorporation also contain a provision that, in the event that Texas law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the corporation will be eliminated or limited to the fullest extent permitted by law. Our Articles of Incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Shareholder action upon written consent

     Our Articles of Incorporation provide that any action required or permitted by law to be taken at a meeting of our shareholders may be taken without a meeting, without prior notice, and without a vote, if a written consent setting forth the action taken is signed by the holders of shares representing not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

Shares eligible for future sale

     Upon completion of the offering, we will have between 1,300,000 and 2,000,000 shares of common stock outstanding. These shares of common stock will be freely tradable without restriction, except that "affiliates" of the Company must comply with the resale limitations of Rule 144 under the Securities Act. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with, the Company. Affiliates of a company generally include its directors, executive officers and principal shareholders.

     In general, under Rule 144, affiliates will be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

  1% of the outstanding shares of common stock; or

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  the average weekly trading volume during the four calendar weeks preceding his or her sale.

     Sales under Rule 144 are also subject to provisions regarding the manner of sale, notice requirements and the availability of current public information about the Company. Affiliates will not be subject to the volume restrictions and other limitations under Rule 144 beginning ninety days after their status as an affiliate ends.

     Prior to the offering, there has been no public market for the common stock, and we cannot predict the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices and our ability to raise equity capital in the future.

SUPERVISION AND REGULATION

     Banking is a complex, highly regulated industry. Consequently, the growth and earnings performance of the company and Maverick Bank can be affected, not only by management decisions and general and local economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities. These authorities include, but are not limited to, the Federal Reserve, the FDIC, the Texas Department, the Internal Revenue Service and state taxing authorities. The effect of these statutes, regulations and policies and any changes to any of them can be significant and cannot be predicted.

     The primary goals of the bank regulatory scheme are to maintain a safe and sound banking system and to facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress has created several largely autonomous regulatory agencies and enacted numerous laws that govern banks, bank holding companies and the banking industry. The system of supervision and regulation applicable to the Company and the Maverick Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance funds, Maverick Bank's depositors and the public, rather than the shareholders. The following are summaries of some of the relevant laws, rules and regulations governing banks and bank holding companies, but does not purport to be a complete summary of all applicable laws, rules and regulations governing banks and bank holding companies. The descriptions are qualified in their entirety by reference to the specific statutes and regulations discussed.

The Company

      General.    Upon our acquisition of all of the capital stock of Maverick Bank following receipt of Federal Reserve approval, we will be a bank holding company registered with, and subject to regulation by, the Federal Reserve under the "Bank Holding Company Act of 1956." The Bank Holding Company Act and other federal laws subject bank holding companies to particular restrictions on the types of activities in which they may engage, and to a range of supervisory requirements and activities, including regulatory enforcement actions for violations of laws and regulations.

     In accordance with Federal Reserve policy, we are expected to act as a source of financial strength to the Maverick Bank and commit resources to support the Maverick Bank. This support may be required under circumstances when we might not be inclined to do so absent this Federal Reserve policy. As discussed below, we could be required to guarantee the capital plan of the Bank if it becomes undercapitalized for purposes of banking regulations.

     Certain acquisitions.  The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before (i) acquiring more than five percent of the voting stock of any bank or other bank holding company, (ii) acquiring all or substantially all of the assets of any bank or bank holding company, or (iii) merging or consolidating with any other bank holding company.

     Additionally, the Bank Holding Company Act provides that the Federal Reserve may not approve any of these transactions if it would result in or tend to create a monopoly or substantially lessen competition or otherwise function as a restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is

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also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve's consideration of financial resources generally focuses on capital adequacy, which is discussed below. As a result of the Patriot Act, which is discussed below, the Federal Reserve is also required to consider the record of a bank holding company and its subsidiary bank(s) in combating money laundering activities in its evaluation of bank holding company merger or acquisition transactions.

     Under the Bank Holding Company Act, if adequately capitalized and adequately managed, any bank holding company located in Texas may purchase a bank located outside of Texas. Conversely, an adequately capitalized and adequately managed bank holding company located outside of Texas may purchase a bank located inside Texas. In each case, however, restrictions currently exist on the acquisition of a bank that has only been in existence for a limited amount of time or will result in specified concentrations of deposits.

     Change in bank control.  Subject to various exceptions, the Bank Holding Company Act and the "Change in Bank Control Act of 1978," together with related regulations, require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. With respect to the Company, control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities.

     Permitted activities.  Generally, bank holding companies are prohibited under the Bank Holding Company Act, from engaging in or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in any activity other than (i) banking or managing or controlling banks or (ii) an activity that the Federal Reserve determines to be so closely related to banking as to be a proper incident to the business of banking.

     Activities that the Federal Reserve has found to be so closely related to banking as to be a proper incident to the business of banking include:

  factoring accounts receivable;

  making, acquiring, brokering or servicing loans and usual related activities;

  leasing personal or real property;

  operating a non-bank depository institution, such as a savings association;

  trust company functions;

  financial and investment advisory activities;

  conducting discount securities brokerage activities;

  underwriting and dealing in government obligations and money market instruments;

  providing specified management consulting and counseling activities;

  performing selected data processing services and support services;

  acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions; and

  performing selected insurance underwriting activities.

Maverick Bancshares, Inc.
Amendment No. 2

     Despite prior approval, the Federal Reserve has the authority to require a bank holding company to terminate an activity or terminate control of or liquidate or divest certain subsidiaries or affiliates when the Federal Reserve believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. A bank holding company that qualifies and elects to become a financial holding company is permitted to engage in additional activities that are financial in nature or incidental or complementary to financial activity. The Bank Holding Company Act expressly lists the following activities as financial in nature:

  lending, exchanging, transferring, investing for others, or safeguarding money or securities;

  insuring, guaranteeing or indemnifying against loss or harm, or providing and issuing annuities, and acting as principal, agent or broker for these purposes, in any state;

  providing financial, investment or advisory services;

  issuing or selling instruments representing interests in pools of assets permissible for a bank to hold directly;

  underwriting, dealing in or making a market in securities;

  other activities that the Federal Reserve may determine to be so closely related to banking or managing or controlling banks as to be a proper incident to managing or controlling banks;

  foreign activities permitted outside of the United States if the Federal Reserve has determined them to be usual in connection with banking operations abroad;

  merchant banking through securities or insurance affiliates; and

  insurance company portfolio investments.

     To qualify to become a financial holding company, Maverick Bank and any other depository institution subsidiary that we may own at the time must be well capitalized and well managed and must have a Community Reinvestment Act rating of at least satisfactory. Additionally, we must file an election with the Federal Reserve to become a financial holding company and must provide the Federal Reserve with 30 days' written notice prior to engaging in a permitted financial activity. A bank holding company that falls out of compliance with these requirements may be required to cease engaging in some of its activities. The Federal Reserve serves as the primary "umbrella" regulator of financial holding companies, with supervisory authority over each parent company and limited authority over its subsidiaries. Expanded financial activities of financial holding companies generally will be regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators and insurance activities by insurance regulators. We currently have no plans to make a financial holding company election.

     Sound banking practices.  Bank holding companies are not permitted to engage in unsound banking practices. For example, the Federal Reserve's Regulation Y requires a holding company to give the Federal Reserve prior notice of any redemption or repurchase of its own equity securities, if the consideration to be paid, together with the consideration paid for any repurchases in the preceding year, is equal to 10% or more of the company's consolidated net worth. The Federal Reserve may oppose the transaction if it believes that the transaction would constitute an unsafe or unsound practice or would violate any law or regulation. As another example, a holding company could not impair its subsidiary bank's soundness by causing it to make funds available to non-banking subsidiaries or their customers if the Federal Reserve believed it not prudent to do so.

     The "Financial Institutions Reform, Recovery and Enforcement Act of 1989" (FIRREA) expanded the Federal Reserve's authority to prohibit activities of bank holding companies and their non-banking subsidiaries which

Maverick Bancshares, Inc.
Amendment No. 2

represent unsafe and unsound banking practices or which constitute violations of laws or regulations. FIRREA increased the amount of civil money penalties which the Federal Reserve can assess for activities conducted on a knowing and reckless basis, if those activities caused a substantial loss to a depository institution. The penalties can be as high as $1,000,000 for each day the activity continues. FIRREA also expanded the scope of individuals and entities against which such penalties may be assessed.

     Anti-tying restrictions.  Bank holding companies and affiliates are prohibited from tying the provision of services, such as extensions of credit, to other services offered by a holding company or its affiliates.

     Dividends.  Consistent with its policy that bank holding companies should serve as a source of financial strength for their subsidiary banks, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of distributions to shareholders unless its available net income has been sufficient to fully fund the distributions, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In addition, we are subject to certain restrictions on the making of distributions as a result of the requirement that Maverick Bank maintain an adequate level of capital as described below.

Maverick Bank

     On February 14, 2006, we filed an application with the Texas Department to organize a new Texas state bank having its main office in Carrollton, Texas, and with the FDIC for federal deposit insurance. On July 24, 2006, both of these applications received conditional approval.

     Upon the final approval by the Texas Department and FDIC to organize as a Texas state bank, Maverick Bank will be subject, among other things, to the supervision, examination and reporting requirements of the Texas Department and the FDIC, as insurer of certain deposits. The Texas Department and the FDIC will regularly examine Maverick Bank's operations and will have the authority to approve or disapprove mergers, the establishment of branches and similar corporate actions. The Texas Department and the FDIC will also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law. Maverick Bank will also be subject to numerous state and federal statutes and regulations that affect its business, activities and operations. Maverick Bank's deposits will be insured by the FDIC to the maximum extent provided by law.

     Branching.  Under current Texas law, Texas state banks are permitted to establish branch offices throughout Texas with prior regulatory approval. In addition, with prior regulatory approval, banks are permitted to acquire branches of existing banks located in Texas. Also, Texas state banks generally may branch across state lines by merging with banks in other states if allowed by the applicable states' laws. Texas law, with limited exceptions, currently permits branching across state lines through interstate mergers. Under the Federal Deposit Insurance Act, states may "opt-in" and allow out-of-state banks to branch into their state by establishing a new start-up branch in the state. Texas law currently permits de novo branching into the state of Texas on a reciprocal basis, meaning that an out-of-state bank may establish a new start-up branch in Texas only if its home state has also elected to permit de novo branching into that state.

     Prompt corrective action.  The "Federal Deposit Insurance Corporation Improvement Act of 1991" (FDICIA) established a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized"), and all institutions are assigned to one such category. Federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is "critically undercapitalized." The federal banking agencies have specified by regulation the relevant capital level for each category. An institution that is categorized as "undercapitalized," "significantly undercapitalized," or "critically undercapitalized" is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to various limitations. The controlling holding company's obligation to

Maverick Bancshares, Inc.
Amendment No. 2

fund a capital restoration plan is limited to the lesser of 5% of an "undercapitalized" subsidiary's assets at the time it became "undercapitalized" or the amount required to meet regulatory capital requirements. An "undercapitalized" institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. The regulations also establish procedures for downgrading an institution to a lower capital category based on supervisory factors other than capital.

     Deposit insurance assessments.  Banks must pay assessments to the FDIC for federal deposit insurance protection. The FDIC has adopted a risk-based assessment system as required by FDICIA. Under this system, FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. Institutions assigned to higher risk classifications (that is, institutions that pose a risk of loss to their respective deposit insurance funds) pay assessments at higher rates than institutions that pose a lower risk. An institution's risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. In addition, the FDIC can impose special assessments in certain instances. The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

     Expanded financial activities.  Similar to bank holding companies, the "Gramm-Leach-Bliley Financial Services Modernization Act of 1999" expanded the types of activities in which a bank may engage. Generally, a bank may engage in activities that are financial in nature through a "financial subsidiary" if the bank and each of its depository institution affiliates are "well capitalized," "well managed" and have at least a "satisfactory" rating under the Community Reinvestment Act. However, applicable law and regulation provide that the amount of investment in these activities generally is limited to 45% of the total assets of Maverick Bank, and these investments are deducted when determining compliance with capital adequacy guidelines. Further, the transactions between the bank and this type of subsidiary are subject to a number of limitations.

     Expanded financial activities of Texas state banks generally will be regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators and insurance activities by insurance regulators. Maverick Bank currently has no plans to conduct any activities through financial subsidiaries.

     Community Reinvestment Act.  The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the Federal Reserve, the FDIC, or the Texas Department, shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low- and moderate-income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on Maverick Bank. Because our aggregate assets will be less than $250 million when Maverick Bank opens for business, under the Gramm-Leach-Bliley Act, we are subject to a Community Reinvestment Act examination only once every 60 months if we receive an outstanding rating, once every 48 months if we receive a satisfactory rating and as needed if our rating is less than satisfactory. Additionally, we must publicly disclose the terms of various Community Reinvestment Act-related agreements.

     Other regulations.  Interest and other charges collected or contracted for by Maverick Bank will be subject to state usury laws and federal laws concerning interest rates. Maverick Bank's loan operations are also subject to federal laws applicable to credit transactions, such as:

  the federal "Truth-In-Lending Act," governing disclosures of credit terms to consumer borrowers;

  the "Home Mortgage Disclosure Act of 1975," requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

  the "Equal Credit Opportunity Act," prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

Maverick Bancshares, Inc.
Amendment No. 2

  the "Fair Credit Reporting Act of 1978," governing the use and provision of information to credit reporting agencies;

  the "Fair Debt Collection Act," governing the manner in which consumer debts may be collected by collection agencies; and

  the rules and regulations of the various federal agencies charged with the responsibility of implementing these federal laws.

     The deposit operations of Maverick Bank will be subject to:

  the "Right to Financial Privacy Act," which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and

  the "Electronic Funds Transfer Act" and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

     Dividends.  Maverick Bank is required by state law to obtain prior approval of the Texas Department for payments of dividends out of its capital stock and certified surplus. In addition, under FDICIA, Maverick Bank may not pay any dividend if the payment of the dividend would cause Maverick Bank to become undercapitalized or in the event Maverick Bank is "undercapitalized." The FDIC may further restrict the payment of dividends by requiring that a financial institution maintain a higher level of capital than would otherwise be required to be "adequately capitalized" for regulatory purposes. Moreover, if, in the opinion of the FDIC, Maverick Bank is engaged in an unsound practice (which could include the payment of dividends), the FDIC may require, generally after notice and hearing, that Maverick Bank cease such practice. The FDIC has indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe banking practice. Moreover, the FDIC has also issued policy statements providing that insured depository institutions generally should pay dividends only out of current operating earnings.

     Capital adequacy.  The Federal Reserve will monitor the capital adequacy of the Company, and the Texas Department and the FDIC will monitor the capital adequacy of Maverick Bank. The bank regulators use a combination of risk-based guidelines and leverage ratios to evaluate capital adequacy and consider these capital levels when taking action on various types of applications and when conducting supervisory activities related to the safety and soundness of the Company and Maverick Bank. The risk-based guidelines apply on a consolidated basis to bank holding companies with consolidated assets of $150 million or more and, generally, on a bank-only basis for bank holding companies with less than $150 million in consolidated assets. Each insured depository subsidiary of a bank holding company with less than $150 million in consolidated assets is expected to be "well-capitalized."

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate risk weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. Total capital consists of two components, Tier 1 Capital and Tier 2 Capital. Tier 1 Capital generally consists of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of qualifying cumulative perpetual preferred stock, less goodwill and other specified intangible assets. Tier 1 Capital must equal at least 4% of risk-weighted assets. Tier 2 Capital generally consists of subordinated debt, preferred stock (other than that which is included in Tier 1 Capital), and a limited amount of loan loss reserves. The total amount of Tier 2 Capital is limited to 100% of Tier 1 Capital.

Maverick Bancshares, Inc.
Amendment No. 2

     In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies with assets of $150 million or more. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and other specified intangible assets, of 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating and implementing the Federal Reserve's risk-based capital measure for market risk. All other bank holding companies with assets of $150 million or more generally are required to maintain a leverage ratio of at least 4%. The guidelines also provide that bank holding companies of such size experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without reliance on intangible assets. The Federal Reserve considers the leverage ratio and other indicators of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve and the FDIC recently adopted amendments to their risk-based capital regulations to provide for the consideration of interest rate risk in the agencies' determination of a banking institution's capital adequacy.

     Failure to meet capital guidelines could subject a bank or bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and other restrictions on its business. As described above, significant additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements.

     Restrictions on transactions with affiliates and loans to insiders.    The Company and Maverick Bank are subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:

  a bank's loans or extensions of credit to affiliates;

  a bank's investment in affiliates;

  assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

  the amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

  a bank's guarantee, acceptance or letter of credit issued on behalf of an affiliate.

     The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank's capital and surplus and, as to all affiliates combined, to 20% of a bank's capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. Maverick Bank must also comply with other provisions designed to avoid the taking of low-quality assets.

     The Company and Maverick Bank are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in the transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

     Maverick Bank is also subject to restrictions on extensions of credit to its executive officers, directors, principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

     Privacy.  Financial institutions are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties that market the institutions' own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

Maverick Bancshares, Inc.
Amendment No. 2

     Anti-terrorism legislation.  In the wake of the events of September 11th, on October 26, 2001, the President signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. Also known as the "Patriot Act," the law enhances the powers of the federal government and law enforcement organizations to combat terrorism, organized crime and money laundering. The Patriot Act significantly amends and expands the application of the Bank Secrecy Act, including enhanced measures regarding customer identity, new suspicious activity reporting rules and enhanced anti-money laundering programs.

     Under the Patriot Act, financial institutions are subject to prohibitions against specified financial transactions and account relationships as well as enhanced due diligence and "know your customer" standards in their dealings with foreign financial institutions and foreign customers. For example, the enhanced due diligence policies, procedures and controls generally require financial institutions to take reasonable steps:

  to conduct enhanced scrutiny of account relationships to guard against money laundering and report any suspicious transaction;

  to ascertain the identity of the nominal and beneficial owners of, and the source of funds deposited into, each account as needed to guard against money laundering and report any suspicious transactions;

  to ascertain for any foreign bank, the shares of which are not publicly traded, the identity of the owners of the foreign bank and the nature and extent of the ownership interest of each such owner; and

  to ascertain whether any foreign bank provides correspondent accounts to other foreign banks and, if so, the identity of those foreign banks and related due diligence information.

     Under the Patriot Act, financial institutions must also establish anti-money laundering programs. The Act sets forth minimum standards for these programs, including: (i) the development of internal policies, procedures and controls; (ii) the designation of a compliance officer; (iii) an ongoing employee training program; and (iv) an independent audit function to test the programs.

     In addition, the Patriot Act requires the bank regulatory agencies to consider the record of a bank or bank holding company in combating money laundering activities in their evaluation of bank and bank holding company merger or acquisition transactions. Regulations proposed by the U.S. Department of the Treasury to effectuate certain provisions of the Patriot Act provide that all transaction or other correspondent accounts held by a U.S. financial institution on behalf of any foreign bank must be closed within 90 days after the final regulations are issued, unless the foreign bank has provided the U.S. financial institution with a means of verification that the institution is not a "shell bank." Proposed regulations interpreting other provisions of the Patriot Act are continuing to be issued.

     Under the authority of the Patriot Act, the Secretary of the Treasury adopted rules on September 26, 2002, increasing the cooperation and information sharing among financial institutions, regulators and law enforcement authorities regarding individuals, entities and organizations engaged in, or reasonably suspected based on credible evidence of engaging in, terrorist acts or money laundering activities. Under these rules, a financial institution is required to:

  expeditiously search its records to determine whether it maintains or has maintained accounts, or engaged in transactions with individuals or entities, listed in a request submitted by the Financial Crimes Enforcement Network ("FinCEN");

  notify FinCEN if an account or transaction is identified;

  designate a contact person to receive information requests;

Maverick Bancshares, Inc.
Amendment No. 2

  limit use of information provided by FinCEN to: (1) reporting to FinCEN, (2) determining whether to establish or maintain an account or engage in a transaction and (3) assisting the financial institution in complying with the Bank Secrecy Act; and

  maintain adequate procedures to protect the security and confidentiality of FinCEN requests.

     Under the new rules, a financial institution may also share information regarding individuals, entities, organizations and countries for purposes of identifying and, where appropriate, reporting activities that it suspects may involve possible terrorist activity or money laundering. Such information-sharing is protected under a safe harbor if the financial institution: (i) notifies FinCEN of its intention to share information, even when sharing with an affiliated financial institution; (ii) takes reasonable steps to verify that, prior to sharing, the financial institution or association of financial institutions with which it intends to share information has submitted a notice to FinCEN; (iii) limits the use of shared information to identifying and reporting on money laundering or terrorist activities, determining whether to establish or maintain an account or engage in a transaction, or assisting it in complying with the Bank Secrecy Act; and (iv) maintains adequate procedures to protect the security and confidentiality of the information. Any financial institution complying with these rules will not be deemed to have violated the privacy requirements discussed above.

     The Secretary of the Treasury also adopted a rule on September 26, 2002, intended to prevent money laundering and terrorist financing through correspondent accounts maintained by U.S. financial institutions on behalf of foreign banks. Under the rule, financial institutions: (i) are prohibited from providing correspondent accounts to foreign shell banks; (ii) are required to obtain a certification from foreign banks for which they maintain a correspondent account stating the foreign bank is not a shell bank and that it will not permit a foreign shell bank to have access to the U.S. account; (iii) must maintain records identifying the owner of the foreign bank for which they may maintain a correspondent account and its agent in the United States designated to accept services of legal process; (iv) must terminate correspondent accounts of foreign banks that fail to comply with or fail to contest a lawful request of the Secretary of the Treasury or the Attorney General of the United States, after being notified by the Secretary or Attorney General.

     Proposed legislation and regulatory action.  New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

     Effect of governmental monetary policies.  The commercial banking business is affected not only by general economic conditions but also by the fiscal and monetary policies of the Federal Reserve. Some of the instruments of fiscal and monetary policy available to the Federal Reserve include changes in the discount rate on member bank borrowings, the fluctuating availability of borrowings at the "discount window," open market operations, the imposition of and changes in reserve requirements against member banks' deposits and assets of foreign branches, the imposition of and changes in reserve requirements against certain borrowings by banks and their affiliates, and the placing of limits on interest rates that member banks may pay on time and savings deposits. Such policies influence to a significant extent the overall growth of bank loans, investments, and deposits and the interest rates charged on loans or paid on time and savings deposits. We cannot predict the nature of future fiscal and monetary policies and the effect of such policies on the future business and our earnings.

LEGAL MATTERS

     Dinur & Associates, P.C., Atlanta, Georgia, will pass upon the validity of the shares of common stock offered by this prospectus and the Shareholder, Organizer and Director Warrants to be issued by the Company.

EXPERTS

     Our audited financial statements as of April 30, 2006, and for the period beginning July 11, 2005, and ended April 30, 2006, included in this prospectus have been included in reliance on the report of Payne Falkner Smith &

Maverick Bancshares, Inc.
Amendment No. 2

Jones, P.C., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

     There are no material legal proceedings pending against Maverick Bancshares, Inc., or Maverick Bank.

REPORTS TO SHAREHOLDERS

     Upon the effective date of the Registration Statement on Form SB-2 that registers the shares of common stock offered by this prospectus with the Securities and Exchange Commission, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which include requirements to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities and Exchange Commission. This reporting obligation will continue through at least December 31, 2006, and may also continue for subsequent fiscal years. The reporting obligation may be suspended for subsequent fiscal years if at the beginning of the year our common stock is held by fewer than 300 persons.

ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock sold in this offering. This prospectus does not contain all of the information contained in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained for a fee from the Public Reference Room of the Securities and Exchange Commission Room, 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http: // www. sec .gov.

     We have filed or will file various regulatory applications with the FDIC, the Texas Department, and the Federal Reserve. These applications and the information they contain are not incorporated into this prospectus. You should rely only on information contained in this prospectus and in the related Registration Statement in making an investment decision. To the extent that other available information not presented in this prospectus, including information available from us and information in public files and records maintained by the FDIC, the Texas Department, and the Federal Reserve, is inconsistent with information presented in this prospectus or provides additional information, that information is superseded by the information presented in this prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that we believe are reasonable, but as to which we can make no assurances. We specifically disaffirm those projections for purposes of this prospectus and caution you against relying on them for purposes of making an investment decision.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(In Organization)

(a Development Stage Enterprise)

Financial Statements

April 30, 2006

(With Independent Auditors' Report Thereon)

F-i

Maverick Bancshares, Inc.
Amendment No. 2

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	1
Balance Sheet as of April 30, 2006	2
Statement of Operations and Accumulated Deficit for the four months ended April 30, 2006 and for the period from the date of inception on July 11, 2005 to April 30, 2006	3
Statement of Changes in Stockholder's Deficit for the four months ended April 30, 2006 and for the period from the date of inception on July 11, 2005 to April 30, 2006	4
Statement of Cash Flows for the Period for the four months ended April 30, 2006 and for the period from the date of inception on July 11, 2005 to April 30, 2006	5
Notes to the Financial Statements	6

F-ii

Maverick Bancshares, Inc.
Amendment No. 2

[PFSJ LOGO]

Payne Falkner Smith & Jones, P.C.
Certified Public Accountants

Report of Independent Registered Public Accounting Firm

The Board of Directors
Maverick Bancshares, Inc.
(a Development Stage Enterprise)
Plano, Texas

We have audited the accompanying balance sheet of Maverick Bancshares, Inc. (a Development Stage Enterprise) as of April 30, 2006 and the statements of operations and accumulated deficit and cash flows for the four months ended April 30, 2006 and for the period from the date of inception on July 11, 2005 to April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company is the organizing entity of a proposed bank, has thus far been engaged in obtaining the necessary regulator approvals and has not commenced operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maverick Bancshares, Inc. (a Development Stage Enterprise) as of April 30, 2006, and the results of its operations and its cash flows for the four months ended April 30, 2006 and for the period from the date of inception on July 11, 2005 to April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

May 30, 2006

/S/ Payne Falkner Smith & Jones, P.C.

14785 Preston Road * Suite 850 * Dallas, TX 75254 * 972 / 404-1226 * Fax 972 / 404-1227

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

BALANCE SHEET

April 30, 2006
ASSETS
Cash	$34,858
Total Assets	$34,958
LIABILITIES AND ACCUMULATED DEFICIT
Capital Advance	$315,000
Note Payable	75,000
Accrued Expense	13,850
Accrued Interest	___10,672
Total liabilities	414,522
Stockholder's deficit:
Preferred stock, $1.00 par value, 5,000,000 shares authorized, no shares outstanding,	-
Common stock, 0.10 par value, 20,000,000 shares authorized, 10 shares outstanding	1
Additional paid in capital	99
Accumulated deficit during development stage	(379,664)
(379,564)
Less: stock subscription receivable	(100)
Total stockholder's deficit	(379,664)
Total liabilities and stockholder's deficit	$34,858

See accompanying notes to financial statements.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Statement of Operations and Accumulated Deficit

For the four months ended April 30, 2006
	Cumulative During Development Stage (July 11, 2005- April 30, 2006)	For the four months ended April 30, 2006
Operating Expenses:
Auto allowances & expenses	$14,560	$10,860
Bank charges	154	72
Charter expenses	24,155	-
Contract labor	187,000	105,750
Consulting fees	57,567	35,936
Dues and subscriptions	395	120
Health insurance expense	12,185	5,668
Interest	10,836	7,706
Legal and professional fees	60,686	60,686
Miscellaneous	7,652	3,151
Office expense	1,735	1,076
Rent	1,000	1,000
Telephone expense	1,739	1,087
Net loss	379,664	233,112
Accumulated deficit, beginning of period	_______-	146,552
Accumulated deficit, end of period	$379,664	$379,664

See accompanying notes to financial statements.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Statement of Changes in Stockholder's Deficit

For the four months ended April 30, 2006
	Preferred Stock	Common Stock	Additional Paid In Capital	Accumulated Deficit	Stock Subscriptions Receivable	Total
Balance at July 11, 2005	$-	$-	$-	$-	$-	$-
Net loss for period ended December 31, 2005				(146,552)		(146,552)
Balance at December 31, 2005	-	-	-	(146,552)-	-	(146,552)
Sale of common stock, 10 shares (April 30, 2006)	-	1	99		(100)	0
Net loss for the period ended April 30, 2006				(233,112)-		(233,112)
Balance, April 30, 2006	$-	$1	$99	$(379,664)	$(100)	$(379,664)

See accompanying notes to financial statements.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Statement of Cash Flows

For the four months ended April 30, 2006
	Cumulative During Development Stage (July 11, 2005- April 30, 2006)	Fro the Four months ended April 30, 2006
Cash flows from operating activities:
Net loss	$(379,664)	$(233,112)
Increase in accrued expense	13,850	13,850
Increase in accrued interest payable	10,672	7,543
Net cash used in operating activities	(355,142)	(211,719)
Cash flows from investing activities:	-	-
Cash flows from financing activities:
Proceeds from (payments to) organizers	170,000	(10,000)
Proceeds from capital advancement	145,000	45,000
Proceeds from notes payable	75,000	75,000
Net cash provided by financing activities	390,000	110,000
Net increase (decrease) in cash and cash equivalents	34,858	(101,719)
Cash and cash equivalents, beginning of period	_____-	136,577
Cash and cash equivalents, end of period	$34,858	$34,858
Supplemental cash flow information: Cash paid for interest	$163	$163
Noncash transaction - issuance of common stock	$100	$100

See accompanying notes to financial statements.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Notes to Financial Statements

April 30, 2006

1.   Organization and Summary of Significant Accounting Policies

Organization

Maverick Bancshares, Inc., (Company) is a Texas corporation organized to serve as the bank holding company for Maverick Bank, a proposed Texas state bank (the "Bank"). The Company has filed the necessary regulatory application to organize the Bank and anticipates receiving all approvals to begin its and the Bank's operations in the near future. In order to capitalize the Bank, the Company intends to conduct a public offering of shares of its common stock at $10 per share. The Bank will engage in commercial banking activities to deliver its products and services to the public.

For the period from July 11, 2005 to April 30, 2006, the Company was engaged in preparation of applications for regulatory approvals, financial planning, systems development, acquisition of equipment and facilities, recruiting activities and other administrative functions. Therefore, the Company is treated as a development stage enterprise, in accordance with Statement of Financial Accounting Standards SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises".

The summary of the significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are the representation of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company defines cash and cash equivalents as short-term liquid investments which are readily convertible into cash and have a maturity when purchased of three months or less.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Notes to Financial Statements

assumptions that affect the reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Contract Labor and Consulting Fee Expense

The Company has classified compensation (non-auto related) paid to three executive officers (see Note 6) under consulting agreements entered into by the Company and their respective officer as "Contract Labor." Fees paid to third party entities for consulting services provided to the Company have been classified in the financial statements as "Consulting Fees."

2.   Federal Income Tax

The Company uses the liability method of accounting for income tax in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Deferred income taxes are recognized based on the differences between the financial statement and income tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

For the period ended April 30, 2006, the accompanying statement of operations and accumulated deficit does not reflect an income tax benefit relating to the net loss of the Company as a full valuation allowance has been recognized on the resulting deferred tax asset due to the uncertainty of realization.

3.   Contingencies

The Company is subject to all of the risks inherent in an early stage business in the banking industry. These risks include, but are not limited to, receiving all of the necessary regulatory approvals and raising the necessary capital to allow the Company and the Bank to conduct business, limited operating history and limited management resources. Due to the foregoing factors, the Company's operating results may be materially affected.

4.   Capital Advances and Related Party Transactions

The Company entered into an agreement on October 31, 2005 with Bankers Firstsource, LLC, a Texas limited liability company (BFS), an entity owned by one of our directors, to receive cash advances. Such advances do not bear interest, are not guaranteed by the organizers and will be repayable solely by means of allowing the principal of BFS and his brother (who is also an organizer) to purchase shares of the Company's stock in the initial offering of such stock and under no other circumstances. It is also specifically agreed and understood that, in consideration of each $10 advanced hereunder by BFS and that is used to purchase one share of stock, one Organizer warrant will be allocated and granted when the Bank opens for business.

The exercise price of each Organizer warrant granted to BFS will be the public offering price of $10.00 per share.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Notes to Financial Statements

During April 2006, the agreement with BFS was terminated after the advances amounted to $145,000. Consequently, the principal of BFS (and his brother) will be entitled to purchase 14,500 shares in the initial offering in repayment of the $145,000 advanced to the Company and will be allocated and granted 14,500 Organizer warrants at the time of purchase.

Capital advances totaling $170,000 were also received from a group of 14 different organizers. These amounts will be repaid from the initial offering proceeds.

Interest expense on capital advances was imputed using an effective interest rate of 7.5% which approximated the effective interest rate the Company incurred on its note payable to a non-related third party. In addition, the amount of capital advances outstanding during the respective period was used to calculate the imputed interest expense for that period.

5.   Note Payable

The Company executed a promissory not with a non-affiliated commercial bank on February 15, 2006, allowing the Company to borrow a maximum of $500,000. The note bears interest of WSJ Prime minus 1/2 percent with interest payments due on the 15th of every month and all unpaid principal and interest due on February 15, 2007. The amount outstanding as of April 30, 2006 was $75,000.

6. Executive Compensation

The Company began its organizational activities on July 11, 2005, and consequently, does not have historical compensation information for the requisite period required to be reported under the rules promulgated by the Securities and Exchange Commission. Accordingly, the following table shows information from July 11, 2005 through April 30, 2006 with regard to compensation for services rendered in all capacities to the Company by its three executive officers.

Summary Compensation Table
	Annual Compensation
Name and Principal Position	Year	Contract Labor Fees($)	Other Annual Compensation ($)
Wayne M. Woodruff, President and Chief Executive Officer	2005	69,500(1)	5,068(2)
Kenneth E. Roberts, Senior Vice President and Chief Lending Officer	2005	62,500(3)	5,132(4)
Russell L. Tackett, Senior Vice President and Chief Financial Officer	2005	55,000(5)	4,3606)

    Represents consulting fees from October 14, 2005 through April 30, 2006. Mr. Woodruff will continue to be paid at a rate of $8,500 per month until the Bank receives regulatory approvals to open. See "- Consulting and Employment Agreements" below.

    Maverick Bancshares, Inc.
    Amendment No. 2

    MAVERICK BANCSHARES, INC.

    (a Development Stage Enterprise)

    Notes to Financial Statements

    Represents automobile allowances paid from October 14, 2005 through April 30, 2006.

    Represents consulting fees from October 14, 2005 through April 30, 2006. Mr. Roberts will continue to be paid at a rate of $7,500 per month until the Bank receives regulatory approvals to open. See "- Consulting and Employment Agreements" below.

    Represents automobile allowances paid from October 14, 2005 through April 30, 2006.

    Represents consulting fees from November 15, 2005, through April 30, 2006. Mr. Tackett will continue to be paid at a rate of $7,500 per month until the Bank receives regulatory approvals to open. See "- Consulting and Employment Agreements" below.

    Represents automobile allowances paid from November 15, 2005 through April 30, 2006.

Consulting and Employment Agreements

     Consulting Agreements with Each of the Executive Officers

     The Company entered into a Consulting Agreement with each of Wayne M. Woodruff, Kenneth E. Roberts and Russell L. Tackett, respectively, effective August 31, 2005, September 12, 2005 and September 27, 2005, respectively, all three agreements having terms and conditions identical to one another except for the following:

  Consulting Fee - Woodruff $8,500 per month, Roberts $7,500 per month and Tackett $7,500 per month; and

  Deferred Compensation - payable not later than 30 days following the date the Bank opens for business - Woodruff $5,133.33 per month times the number of months elapsed until such date from the date of his Consulting Agreement, Roberts $5,000 per month and Tackett $5,000 per month.

     The term of each Consulting Agreement ends on the earlier of August 1, 2006, the date the Bank receives regulatory approval to open, or the date that the executive officer is notified that the Company has abandoned its effort to organize the Bank. Each Consulting Agreement may also be terminated by the Company for cause and upon the executive officer's death or disability. In case the Consulting Agreement is terminated other than for cause and without the employment agreement referral thereof becoming effective, the executive officer will be entitled to a severance payment of not less than $35,000. Under each Consulting Agreement, we have agreed to pay to the executive officer a signing bonus of $30,000, of which $10,000 has been paid and the remaining $20,000 is contingent upon closing of the initial offering and an automobile allowance of $700 per month, and to reimburse the executive officer for medical insurance coverage and expenses incurred by him on behalf of the Company.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Notes to Financial Statements

     Employment Agreements with each of the Executive Officers.

     Effective concurrently with each of their Consulting Agreements, we also entered with each of Messrs. Woodruff, Roberts and Tackett into an Executive Employment Agreement. The terms of these agreements are identical to one another except for the different duties to be performed by each executive officer and the following:

  Annual Salary - Woodruff $160,000, Roberts $145,000 and Tackett $150,000; and

  Retail Value of the Automobile to be Furnished to the Executive Officer - Woodruff $48,000, Roberts $40,000 and Tackett $40,000.

     Each agreement commences on the date the Bank receives regulatory approvals to open for business and continues for a period of three years. At the end of the initial term of the agreement, and at the end of each year thereafter, the agreement will be extended for successive one-year periods unless either party notifies the other of his or its intent not to extend the agreement. Employment may be terminated:

  by us for cause (as defined in the employment agreement);

  by the executive officer upon 30 days' notice; or

  upon the executive officer's death or disability.

     If the employment of the executive officer is terminated for any reason, he will be prohibited from competing with the Bank or soliciting its customers within Dallas, Collin, Rockwall, Hunt, Kaufman and Denton Counties for a period of one year after the date of termination, or solicit employees of the Bank for a period of one year after the date of termination. Under the terms of each agreement, if the executive officer is terminated without cause or if, following a change in control, the agreement is terminated, then the executive officer will be entitled to severance compensation equal to not less than his base salary for the previous year.

     In addition to the base salary, which will reviewed annually by the Board of Directors, each executive officer is also entitled to:

  participate in an executive bonus and salary continuation plan to be adopted by the Company;

  be covered under a term life insurance policy in an amount of not less than $250,000;

  be provided with a membership in a local country club and with typical employee benefits such as health insurance coverage.

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Notes to Financial Statements

     Also, each executive officer will be granted, when the agreement commences, non-qualified stock options to purchase shares of our common stock in an amount equal to 5% of the total number of shares sold in the offering, i.e. up to 100,000 shares. The options will vest ratably over 5 years, but the vested portion thereof may not be exercised before the third anniversary of the grant date. The exercise price of the options is $10 per share and their expiration date is the tenth anniversary of the date of grant.

Executive officers compensation paid has been expensed in the period earned as contract labor and auto expense according to the terms of the consulting agreement for Mr. Woodruff, Mr. Roberts, and Mr. Tackett.

7.   Warrants

Organizer and Director Warrants The organizers intend to purchase approximately 245,000 shares of our common stock in the public offering at a price of $10.00 per share. In consideration for assisting in our organization and in recognition of the financial risks undertaken by the organizers, on the date the Bank opens for business, each of the organizers will be granted Organizer and Director warrants, the amount of which in the aggregate is equal to the number of shares of our common stock purchased by them in the offering, i.e. up to 245,000 warrants. The final number of each of the Organizer and Director warrants granted will be based upon the ultimate total organization and pre-opening expenses incurred in connection with the Company and the Bank. The total number of Organizer warrants will be determined by dividing the total of such expenses by 10, with each organizer being granted an equal share of such Organizer warrants. The remainder of the 245,000 warrants will be designated as Director warrants and be allocated to each of the directors based on the following formula:
Number of shares of common stock purchased by the director in the offering	Less	Number of Organizer warrants allocated to the director	_=	Number of Director warrants allocated to the director

Both sets of these warrants will remain exercisable for the ten year period following the date on which the Bank opens for business. However, if, before the expiration of the ten-year period, either the Company's or the Bank's capital falls below the minimum level mandated by its primary regulator, we may be directed to require the organizers to exercise or forfeit these warrants. Each share purchased under either of these warrants will be issued at a price of $10.00, subject to adjustment for stock splits, recapitalization or other similar events.

There are differences between these two types of warrants. The Organizer warrants are vested and exercisable in their entirety immediately upon issuance and are freely transferable. The Director warrants, on the other hand, vest and become exercisable in three equal installments on the first, second, and third anniversary of their issuance provided that on each anniversary the holder serves as a member of our Board of Directors and has attended at least 75% of the meetings of such Board during the preceding year. Director warrants are transferable only upon

Maverick Bancshares, Inc.
Amendment No. 2

MAVERICK BANCSHARES, INC.

(a Development Stage Enterprise)

Notes to Financial Statements

the death of the original holder. As of April 30, 2006 there were no shares issued and outstanding.

Shareholder Warrants The Company will grant warrants to initial shareholders (other than organizers) to purchase shares of common stock of the Company, equal to one warrant for each five shares purchased in the initial offering of common stock. The term of these warrants begins on the day the bank opens for business and expires on the earlier of the third anniversary of the issue date except that if, before ezpiration of the three-year period, either the Company or the Bank's capital falls below the minimum level mandated by its primary regulator, we may be directed to require the holders to exercise or forfeit these warrants. Each warrant initially shall be exercisable for one fully paid and non-assessable share of common stock, par value $.01 per share. The purchase price per share to be paid by a holder for each share shall be $12.50. As of April 30, 2006, there were no shares issued and outstanding.

8.   Stock Options

The Company intends to establish a stock incentive plan in 2006 to attract and retain individuals for positions of substantial responsibility. The board of directors shall appoint the committee to administer the plan, and such committee shall have the power to select the employees and other individuals who may participate in the plan and be granted options under the plan The Company has entered into a consulting agreement in connection with regulatory matters where the consulting company will receive 6,000 ten-year options to purchase shares of our common stock at $10 per share to be granted (and vested immediately upon grant) at the earlier of the opening of the Bank or July 1, 2007. If the services provided by the consulting company are completed prior to the grant date of the options, the Company will recognize, in the future accounting period when the services are completed, the cost of the options transaction in accordance with generally accepted accounting principles under Statement of Financial Accounting Standards SFAS 123(R) and EITF Issue No. 96-18. The cost of the options transaction would be valued at $5,000, which is the amount of damages to be paid to the consulting company if the Company is prohibited by regulatory constraints from awarding the options..

9.   Development Stage Operations

As a Company which is engaged in organizing a proposed bank, its operations have been limited primarily to obtaining regulatory approval, raising the necessary capital, obtaining organizational financing, securing facilities, and other administrative functions. Upon receiving regulator approvals and raising the necessary capital, the Company will begin operations as a bank holding company.

Maverick Bancshares, Inc.
Amendment No. 2

APPENDIX "A"

Nexity Bank

ESCROW AGREEMENT

Relating to Subscriptions for Shares of Maverick Bancshares, Inc.

     This Escrow Agreement (the "Agreement") is made and entered into as of the ___day of ___, 2006, by and among certain investors (collectively, the "Investors") who have executed a Subscription Agreement (the "Subscription Agreement") (and which Subscription Agreement expressly refers to and incorporates this Escrow Agreement); Maverick Bancshares, Inc., a Texas corporation (the "Company"); Nexity Bank (the "Escrow Agent"); and SAMCO Capital Markets, Inc. ("SAMCO").

     WHEREAS, the Investors desire to contribute to the capital of the Company by purchasing shares of the Company's common stock, $.01 par value (the "Shares") pursuant to the terms and conditions set forth in the Prospectus, dated ________, 2006 (the "Prospectus"), and the Subscription Agreement, the form of which is attached hereto; and

     WHEREAS, in order to facilitate the purchase of the Shares and the organization of the Company, the Investors desire that the Escrow Agent receive, hold and distribute their payments for the Shares in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

  Escrow Deposit. Each Investor will deliver the funds in payment for the Shares purchased by such Investor, as set forth in the Subscription Agreement, to the Company for further delivery to the Escrow Agent. SAMCO will transmit any funds delivered to SAMCO by an Investor to the Escrow Agent by noon of the next business day after its receipt by SAMCO. The Company will collect and deliver to the Escrow Agent appropriate W-9 Forms for each investor. (Checks will be made payable to Nexity Bank, as Escrow Agent for Maerick Bank, Inc.)

  Investment of Escrow Deposit. All funds received by the Escrow Agent pursuant to this Agreement shall be invested, to the extent practicable, in deposit accounts or certificates of deposit which are insured by the Federal Deposit Insurance Corporation or another agency of the United States government, short-term securities issued or fully guaranteed by the United States government, federal funds, or such other investments as the Escrow Agent and the Company shall agree. All investments shall comply with applicable laws, rules and regulations, including Rule 15c2-4 under the Securities Exchange Act of 1834, as amended. The Company shall provide the Escrow Agent with instructions from time to time concerning in which of the specific investment instruments described above the Escrowed Funds shall be invested, and the Escrow Agent shall adhere to such instructions. Unless and until otherwise instructed by the Company, the Escrow Agent shall invest the Escrowed Funds in Escrow Agent's Business Money Market Account. Interest will begin accruing no later than the next business day after receipt.

  Distribution of Funds. The Escrow Agent shall distribute the funds held by it under this Agreement as follows:

    Upon receipt, on or prior to the expiration date of the offering as described in the Prospectus, of (i) funds in the amount of at least $13,000,000 in payment for Shares, and (ii) a certificate executed by the Company attesting that (A) all conditions to the offering as described in the Prospectus have been met and satisfied and (B) the Company has received subscriptions for such amount and directing the Escrow Agent to distribute all funds received by the Escrow Agent from the Investors under this Agreement to the Company, the Escrow Agent shall deliver the funds, by cashier's check or other form

    Maverick Bancshares, Inc.
    Amendment No. 2

    of payment mutually acceptable to the Company and the Escrow Agent, to the Company, together with the income earned thereon pursuant to subsection (c) of this Section 3. No distribution will be made until the last Investor deposit has been made for at least two business days. The Company shall provide account information and other necessary directions for disbursements by the Escrow Agent to it under this Agreement. The Escrow Agent must be provided a copy of the Subscription Agreement at the signing of this Escrow Agreement.

    Upon (i) receipt of direction from the Company, to return the funds to the Investors; or (ii) in the event the Escrow Agent shall have received less than $13,000,000 or shall have received no direction or certificate from the Company pursuant to either subsection (a) or this subsection (b) of this Section 3 on or prior to October 31, 2006 (with extension to April 30, 2007, the last day of the extended term of the offering), the Escrow Agent shall distribute such funds to the Investors, together with the income earned thereon pursuant to subsection (c) of this Section 3. The Company may give notice to the Escrow Agent that the Company is canceling its offer of the Shares prior to October 31, 2006 (with extension to April 30, 2007), and the Escrow Agent shall distribute the funds to the Investors in accordance with this Agreement.

    Any income earned on the investment of funds received under this Agreement will first be applied against the Escrow Agent's fee set forth in Section 9 hereof and any expense of the Escrow Agent incurred pursuant to Section 5 hereof. To the extent that such income exceeds the Escrow Agent's fee and expenses, the Escrow Agent shall allocate (each Investor shall be allocated his pro rata share of such excess, calculated according to the amount of funds delivered to the Escrow Agent by such Investor and the number of days such Investor's funds have been available for investment by the Escrow Agent) and distribute such excess to the Investors, in the event that funds are returned to Investors pursuant to subsection (b) of this Section. Such excess shall be delivered to the Company, in the event that the funds received and held hereunder are delivered to the Company pursuant to subsection (a) of this Section.

4. Authorization for Disbursement. The Escrow Agent is hereby authorized and directed to issue its checks for each disbursement hereunder and the Escrow Agent shall be relieved of all liability with respect to making the disbursements in accordance with the provisions hereof.

5. Professional Services Used by Escrow Agent. The Escrow Agent may engage the services of such attorneys, accountants, and other professionals, as the Escrow Agent may, in its sole discretion, deem advisable to carry out its duties under the Agreement. The Company agrees to reimburse the Escrow Agent for all costs, expenses and professional fees incurred hereunder which are not covered by income earned on escrowed funds pursuant to Section 3(c) hereof, including all legal fees and expenses incurred in the review of this Agreement.

6. Limit on Escrow Agent's Responsibility. The Escrow Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations, shall not be required to take any action otherwise than in accordance with the terms hereof and shall not be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except for its gross negligence or willful misconduct.

7. Reliance on Opinion of Counsel. The Escrow Agent hereunder shall be entitled to rely upon the advice of its counsel in any action taken in its capacity as Escrow Agent hereunder and shall be protected from any liability of any kind for actions taken in reasonable reliance upon such opinion of its counsel.

8. Resignation. The Escrow Agent may resign at any time upon ten (10) days' written notice to the Company. Such resignation shall take effect upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and subscribed and consented to by the Company, and the delivery by the Escrow Agent to such successor of any funds held under this Agreement. The Escrow Agent, if it has not received such an instrument of acceptance prior to the expiration of ten (10) calendar

Maverick Bancshares, Inc.
Amendment No. 2

days after the giving of notice of resignation, shall be discharged of its duties and obligations hereunder only upon the deposit of any funds being held by it under this Agreement into, and the acceptance thereof, by a court of competent jurisdiction, to which application shall be made for the appointment of a successor escrow agent so appointed shall succeed to all of the rights, duties and responsibilities of the Escrow Agent.

9. Escrow Agent's Fees. The Company agrees to pay Escrow Agent's usual and customary fees for performing its obligations under the Agreement that are not covered by income earned on escrowed funds pursuant to Section 3(c) hereof. An $18.00 per check fee will be charged if the escrow account has to be refunded due to failure to complete the subscription.

10. Notice. All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered, postage prepaid, addressed as follows by certified mail:

To the Escrow Agent:	Attention: Frank M. Wagnon, Senior Vice President
Nexity Bank
611 S. Main, P. O. Box 900
Grapevine, TX 76051

To the Investors:	to the persons named and at the
addresses listed in the Subscription Agreements

To Company	Maverick Bancshares, Inc.
5353 Alpha Road, Suite 210
Dallas, Texas 75240
Attention: Russell L. Tackett

TO SAMCO:	SAMCO Capital Markets, Inc.
1700 Pacific, Suite 2000
Dallas, Texas 75201
Attention: Joseph R. Mannes

     Any party may, by notice given hereunder, designate any future or different addresses to which subsequent notices, certificates, and other communications shall be sent.

     12. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, successors, administrators and assigns.

     13. Severability. In the event any court of competent jurisdiction shall hold any provision of this Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provision hereof.

     14. Execution of Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

     15. Applicable Law. This Agreement shall be construed and governed exclusively by the laws of the State of Texas, without regard to its principles of conflicts of law.

     16. Headings. The headings used in this Agreement have been prepared for the convenience of reference only and shall not control, affect the meaning, or be taken as an interpretation of any provisions of this Agreement.

ESCROW AGENT: NEXITY BANK
By:

Its:

Date:

Maverick Bancshares, Inc.
Amendment No. 2

COMPANY: Maverick Bancshares, Inc.
By:

Its:

Date:

SAMCO: SAMCO Capital Markets, Inc.
By:

Its:
Date:

Maverick Bancshares, Inc.
Amendment No. 2

APPENDIX "B"

MAVERICK BANCSHARES, INC.
SUBSCRIPTION AGREEMENT

To:	Maverick Bancshares, Inc.
5353 Alpha Road, Suite 210 Dallas, TX 75240 Attention: Russell L. Tackett

Gentlemen:

     You have informed the undersigned that Maverick Bancshares, Inc. (the "Company") is offering up to 2,000,000 shares of its $.01 par value per share common stock (the "Common Stock"), together with a warrant to purchase one share of common stock at $10 for each five shares of common stock purchased (collectively, the "Shares"), all at a price of $10.00 per Share and as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed the undersigned that the minimum subscription is 250 Shares.

  Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "Nexity Bank for Maverick Bancshares, Inc.", representing the payment of $10.00 per Share for the number of Shares of the Common Stock indicated below.

  Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever.

  Acknowledgments. The undersigned hereby acknowledges receipt of a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Escrow Agreement.

  Revocation. The undersigned agrees that once this Subscription Agreement is delivered to the Company, it may not be withdrawn. In this connection, it is agreed and understood that this Subscription Agreement shall survive the death, disability or dissolution of the undersigned.

By executing this Subscription Agreement, the undersigned is not waiving any rights the undersigned may have under federal securities laws, including the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

The shares of common stock and warrant of Maverick Bancshares, Inc. to be issued pursuant to this Subscription Agreement are not deposits, savings accounts, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.

     Please fill in the information requested below, make your check payable to "Nexity Bank, Escrow Agent for Maverick Bancshares, Inc." and mail the Subscription Agreement, Stock Certificate Registration Instructions, Substitute Form W-9, and check to the attention of Mr. Russell L. Tackett, Senior Vice President and Chief Financial Officer, Maverick Bancshares, Inc., 5353 Alpha Road, Suite 210, Dallas, Texas 75240.

No. of Shares Subscribed:	(Signature of Subscriber)

Funds Tendered ($10.00 per share subscribed):	(Name Please Print or Type)
$	Date:

Maverick Bancshares, Inc.
Amendment No. 2

Phone Number:

(Home)

(Office)

(E-mail address)

Residence Address:

City, State and Zip Code

Social Security Number or other Taxpayer Identification Number

Maverick Bancshares, Inc.
Amendment No. 2

STOCK CERTIFICATE REGISTRATION INSTRUCTIONS

     Name:

     Additional Name if Tenant in Common or Joint Tenant:

     Mailing Address:

     Social Security Number or other Taxpayer Identification Number:

     Number of shares to be registered in above name(s):

     Legal form of ownership:

___Individual	___Joint Tenants with Rights of Survivorship
___Tenants in Common	___Uniform Gift to Minors
___Other

INFORMATION AS TO BANKING INTERESTS

1. Please indicate your interest in the following services by checking the appropriate spaces below:

		PERSONAL	BUSINESS
(a)	Checking Account	___	___
(b)	Savings Account	___	___
(c)	Certificates of Deposit	___	___
(d)	Individual Retirement Accounts	___	___
(e)	Checking Account Overdraft Protection	___	___
(f)	Consumer Loans (auto, etc.)	___	___
(g)	Commercial Loans	___	___
(h)	Equity Line of Credit	___	___
(i)	Mortgage Loans	___	___
(j)	Revolving Personal Credit Line	___	___
(k)	Safe Deposit Box	___	___
(l)	Automatic Teller Machines	___	___
(m)	Internet Banking Services	___	___
(n)	Cash Management Services	___	___

2. I would like our new bank to provide the following additional services:

(a)
(b)

Maverick Bancshares, Inc.
Amendment No. 2

Federal Income Tax Backup Withholding

     In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

     Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS").

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

     If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.

_____________________________

Substitute Form W-9

     Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

     You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer Identification No.:	Social Security or Employer Identification No.:

Maverick Bancshares, Inc.
Amendment No. 2

FORM OF ACCEPTANCE

Maverick Bancshares, Inc. 5353 Alpha Road, Suite 210 Dallas, TX 75240

[Date]

To:

Dear Subscriber:

     Maverick Bancshares, Inc. (the "Company") acknowledges receipt of your subscription for ___ shares of its $.01 par value per share Common Stock together with a warrant to purchase ____ shares of Common Stock, and your check for $__________.

     The Company hereby accepts your subscription for the purchase of _______ shares of its Common Stock, together with a warrant to purchase ____ shares of Common Stock, at $10.00 per share, for an aggregate of $___________, effective as of the date of this letter.

     Your stock certificate(s) representing shares of Company Common Stock duly authorized and fully paid will be issued to you as soon as practicable after all subscription funds are released and delivered to the Company from the Company's subscription escrow account with Nexity Bank, all as described in the Subscription Agreement executed by you and in the Company's Prospectus furnished to you. In the event that (i) the offering is canceled, or (ii) the minimum number of subscriptions (for 1,300,000 shares) is not obtained before the expiration date of this offering or (iii) any other condition to the release and delivery to the Company of all subscription funds described in the Company's Prospectus furnished to you is not satisfied before the expiration date of the offering, your subscription funds will be returned to you together with your proportionate share of the interest earned, if any, with respect to the subscription funds, as described in the Company's Prospectus.

     If this acceptance is for a lesser number of shares than that number subscribed by you as indicated in your Subscription Agreement, your payment for shares of Common Stock in excess of the number of shares accepted hereby will be refunded to you by mail, without interest, within ten days after the date hereof.

Very Truly Yours, MAVERICK BANCSHARES, INC.
By:
Russell L. Tackett
Senior Vice President and Chief Financial Officer

Maverick Bancshares, Inc.
Amendment No. 2

     Prospective investors may rely only on the information contained in this prospectus.No one has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

_____________________________

     Until ________________, 2006 (90 days after the date of this prospectus), all dealers that effect transfers in these securities or trade the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,000,000 SHARES

MAVERICK BANCSHARES, INC.

A Proposed Bank Holding Company for

MAVERICK BANK
(In Organization)

Common Stock

_________________

PROSPECTUS

August __, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Consistent with the applicable provisions of the laws of Texas, the registrant's articles of incorporation provide generally that the registrant shall indemnify and hold harmless each of its directors and executive officers and may indemnify any other person acting on our behalf in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. However, the registrant will not indemnify any person from or against expenses, liabilities, judgments, fines, penalties or other payments resulting from an administrative proceeding in which civil money penalties are imposed by an appropriate regulatory agency or other matters for which the person is determined to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless and only to the extent that a court shall determine indemnification to be fair despite the adjudication of liability.

     In addition, the registrant's articles of incorporation, subject to exceptions, eliminates the potential personal liability of a director for monetary damages to the registrant and to the shareholders of the registrant for breach of a duty as a director. There is no release of liability for (1) a breach of a director's duty of loyalty to the registrant or its shareholders, (2) an act or omission not in good faith that constitutes a breach of the duty of the director to the registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (4) an act or omission for which the liability of a director is expressly provided for by statute. The articles of incorporation also contain a provision that, in the event that Texas law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors or eliminating or limiting the personal liability of officers, the liability of a director or officer of the registrant will be eliminated or limited to the fullest extent permitted by law. The articles of incorporation do not eliminate or limit the right of the registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 25. Other Expenses Of Issuance And Distribution.

     Estimated expenses of the sale of the Registrant's Common Stock, $1.00 par value per share, are as follows:

Securities and Exchange Commission Registration Fee	$ 5,000
Legal Fees and Expenses	85,000
Accounting Fees and Expenses	12,500
Printing and Engraving Expenses	28,500
Miscellaneous	16,000
Total	$147,000

Maverick Bancshares, Inc.
Amendment No. 2

Item 27. Exhibits.

Exhibit Number	Description
3.1*	Articles of Incorporation of Maverick Bancshares, Inc.
3.2*	Bylaws of Maverick Bancshares, Inc.
4.1*	Specimen Common Stock Certificate.
4.2*	See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws defining rights of holders of the Common Stock.
4.3*	Form of Shareholder Warrant Agreement.
4.4*	Form of Organizer Warrant Agreement
4.5*	Form of Director Warrant Agreement
5.1	Legal Opinion of Dinur & Associates, P.C.
10.1*	Consulting and Employment Agreements, both dated August 31, 2005, by and between Maverick Bancshares, Inc. and Wayne M. Woodruff.
10.2*	Consulting and Employment Agreements, dated September 12, 2005, by and between Maverick Bancshares, Inc. and Kenneth E. Roberts.
10.3*	Consulting and Employment Agreements, both dated September 27, 2005, by and between Maverick Bancshares, Inc. and Russell L. Tackett.
10.4*	Maverick Bancshares, Inc. 2006 Stock Incentive Plan, with forms of Incentive Option Agreement and Non-qualified Option Agreement.
10.5*	Form of Escrow Agreement, by and among Maverick Bancshares, Inc., Nexity Bank and SAMCO Capital Markets, Inc. (included as Appendix A to the prospectus).
10.6*	Form of Agency Agreement by and between Maverick Bancshares, Inc. and SAMCO Capital Markets, Inc.
14.1*	Code of Ethics for Senior Financial Officers
23.1	Consent of Payne Falkner Smith & Jones, P.C..
23.2	Consent of Dinur & Associates, P.C. (contained in Exhibit 5.1).
24.1*	Power of Attorney
99.1*	Form of Subscription Agreement (included as Appendix B to the prospectus).
99.2*	Charter of the Audit Committee
* Previously filed

Maverick Bancshares, Inc.
Amendment No. 2

Item 28. Undertakings.

The undersigned small business issuer will:

     (a)     (1)     File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    Include any additional or changed material information on the plan of distribution.

          (2)     For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3)     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4)     In a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     (b)     The small business issuer will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

     (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described in Item 24 above, or otherwise, the small business issuer has been advised that in the opinion of the SEC for matters under the securities laws, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     If a claim for indemnification against such liabilities (other than the payment by the small business issuer. of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has

Maverick Bancshares, Inc.
Amendment No. 2

been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Maverick Bancshares, Inc.
Amendment No. 2

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to be signed on its behalf by the undersigned, in the City of Carrollton, State of Texas, on August 7, 2006.

MAVERICK BANCSHARES, INC.
/S/ Wayne M. Woodruff Wayne M. Woodruff President and Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 was signed by the following persons in the capacities and on the dates stated:
Signature	Title	Date
/S/ Larry A. Barnett* Larry A. Barnett	Director	August 7, 2006
/S/ Shahan Choudhury* Shahan Choudhury	Director	August 7, 2006
/S/ Travis F. Crim* Travis F. Crim	Director	August 7, 2006
/S/ David O. Daniel* David O. Daniel	Director	August 7, 2006
/S/ Scott S. Eggen* Scott S. Eggen	Director	August 7, 2006
/S/ Terry C. Hall* Terry C. Hall	Director	August 7, 2006
/S/ Chowdhury (Tipoo) Hossain* Chowdhury (Tipoo) Hossain	Director	August 7, 2006
/S/ Martha Z. Newland* Martha Z. Newland	Director	August 7, 2006
/S/ James A. Priebe* James A. Priebe	Director	August 7, 2006
/S/ Kenneth E. Roberts* Kenneth E. Roberts	Senior Vice President, Chief Lending Officer and Director	August 7, 2006
/S/ Raymond W. Sanders* Raymond W. Sanders	Chairman of the Board of Directors	August 7, 2006
/S/ Jonathan C. Seib* Jonathan C. Seib	Director	August 7, 2006
/S/ Todd A. Seib* Todd A. Seib	Director	August 7, 2006
/S/ Russell L. Tackett* Russell L. Tackett	Senior Vice President and Chief Financial Officer (Principal Accounting and Principal Financial Officer) and Director	August 7, 2006
/S/ Patrick J. Wharry* Patrick J. Wharry	Director	August 7, 2006
/S/ Wayne M. Woodruff Wayne M. Woodruff	President, Chief Executive Officer and Director	August 7, 2006
*By: /S/ Wayne M. Woodruff Wayne M. Woodruff Attorney-in-fact		August 7, 2006